                                                                    EXHIBIT 10.1

                              CAPITAL CONTRIBUTION
                                       AND
                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                              COVENTRY CORPORATION,
                            A TENNESSEE CORPORATION,

                           COVENTRY HEALTH CARE, INC.
                      A NEWLY-FORMED MARYLAND CORPORATION,

                          PRINCIPAL HEALTH CARE, INC.,
               AN IOWA CORPORATION AND WHOLLY OWNED SUBSIDIARY OF
                           PRINCIPAL HOLDING COMPANY,

                           PRINCIPAL HOLDING COMPANY,
               AN IOWA CORPORATION AND WHOLLY OWNED SUBSIDIARY OF
                       PRINCIPAL MUTUAL INSURANCE COMPANY,

                                       AND

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,
                        AN IOWA MUTUAL INSURANCE COMPANY


                         DATED AS OF [NOVEMBER 3], 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
1.   THE SHARE EXCHANGE AND CAPITAL CONTRIBUTION............................ 1

     1.1      THE SHARE EXCHANGE............................................ 1
     1.2      CONVERSION OF COVENTRY SHARES AND COVENTRY RIGHTS............. 2
     1.3      EXCHANGE OF CERTIFICATES REPRESENTING NEWCO COMMON STOCK...... 3
     1.4      ADJUSTMENT OF EXCHANGE RATIO.................................. 5
     1.5      ISSUANCE OF SHARES OF NEWCO COMMON STOCK, WARRANT AND RIGHTS.. 5
     1.6      INDEMNITY REINSURANCE CONTRACT................................ 6
     1.7      TAX EFFECT.................................................... 6

2.   CLOSING AND EFFECTIVE TIME............................................. 7

     2.1      THE CLOSING................................................... 7
     2.2      EFFECTIVE TIME................................................ 7

3.   REPRESENTATIONS AND WARRANTIES OF COVENTRY............................. 7

     3.1      CORPORATE ORGANIZATION........................................ 7
     3.2      CAPITALIZATION................................................ 8
     3.3      CORPORATE PROCEEDINGS, ETC.................................... 9
     3.4      CONSENTS AND APPROVALS........................................10
     3.5      COMPLIANCE WITH LAW...........................................10
     3.6      LITIGATION AND INVESTIGATIONS.................................13
     3.7      ABSENCE OF DEFAULTS, CONFLICTS, ETC...........................14
     3.8      CHANGE IN OWNERSHIP...........................................14
     3.9      REPORTS AND FINANCIAL STATEMENTS; SEC DOCUMENTS...............15
     3.10     ABSENCE OF CERTAIN DEVELOPMENTS...............................16
     3.11     MATERIAL CONTRACTS............................................17
     3.12     ABSENCE OF UNDISCLOSED LIABILITIES............................17
     3.13     EMPLOYEES.....................................................17
     3.14     TAX MATTERS...................................................18
     3.15     EMPLOYEE BENEFIT PLANS........................................20
     3.16     PATENTS, LICENSES, ETC........................................22
     3.17     TITLE TO TANGIBLE ASSETS......................................23
     3.18     REAL PROPERTY.................................................23
     3.19     INSURANCE.....................................................25
     3.20     TRANSACTIONS WITH RELATED PARTIES.............................26
     3.21     INTEREST IN COMPETITORS.......................................26
     3.22     REGISTRATION RIGHTS...........................................26
     3.23     BROKERAGE.....................................................26

                                                                            Page
                                                                            ----

     3.24     ILLEGAL OR UNAUTHORIZED PAYMENTS AND POLITICAL CONTRIBUTIONS...26
     3.25     TAKEOVER STATUTE; RIGHTS PLAN..................................26
     3.26     MATERIAL FACTS.................................................27
     3.27     COVENTRY MATERIAL ADVERSE EFFECT...............................27

4.   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL.............................27

     4.1      CORPORATE ORGANIZATION.........................................27
     4.2      TITLE TO ASSETS................................................28
     4.3      CORPORATE PROCEEDINGS, ETC.....................................28
     4.4      CONSENTS AND APPROVALS.........................................29
     4.5      COMPLIANCE WITH LAW............................................29
     4.6      LITIGATION AND INVESTIGATIONS..................................32
     4.7      ABSENCE OF DEFAULTS, CONFLICTS, ETC............................33
     4.8      CHANGE IN OWNERSHIP............................................33
     4.9      REPORTS AND FINANCIAL STATEMENTS...............................34
     4.10     ABSENCE OF CERTAIN DEVELOPMENTS................................35
     4.11     MATERIAL CONTRACTS.............................................35
     4.12     ABSENCE OF UNDISCLOSED LIABILITIES.............................36
     4.13     EMPLOYEES......................................................36
     4.14     TAX MATTERS....................................................36
     4.15     EMPLOYEE BENEFIT PLANS.........................................39
     4.16     PATENTS, LICENSES, ETC.........................................41
     4.17     TITLE TO TANGIBLE ASSETS.......................................42
     4.18     REAL PROPERTY..................................................42
     4.19     INSURANCE......................................................44
     4.20     TRANSACTIONS WITH RELATED PARTIES..............................44
     4.21     INTEREST IN COMPETITORS........................................44
     4.22     BROKERAGE......................................................44
     4.23     ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS......44
     4.24     MATERIAL FACTS.................................................45
     4.25     PRINCIPAL MATERIAL ADVERSE EFFECT..............................45

5.   REPRESENTATIONS AND WARRANTIES OF MUTUAL................................45

     5.1      CORPORATE ORGANIZATION.........................................45
     5.2      VALIDITY OF MUTUAL INDEMNITY AGREEMENTS........................46
     5.3      CORPORATE PROCEEDINGS, ETC.....................................46
     5.4      CONSENTS AND APPROVALS.........................................46
     5.5      COMPLIANCE WITH LAW............................................47
     5.6      LITIGATION.....................................................48

                                                                            Page

     5.7      ABSENCE OF DEFAULTS, CONFLICTS, ETC............................48
     5.8      PREMIUM INFORMATION............................................48
     5.9      OWNERSHIP OF COVENTRY COMMON SHARES............................48
     5.10     ABSENCE OF UNDISCLOSED LIABILITIES.............................48
     5.11     BROKERAGE......................................................49
     5.12     MUTUAL MATERIAL ADVERSE EFFECT.................................49

6.   COVENANTS...............................................................49

     6.1      ACQUISITION PROPOSALS..........................................49
     6.2      BEST EFFORTS...................................................50
     6.3      CONDUCT OF BUSINESSES..........................................50
     6.4      CONDUCT OF BUSINESSES..........................................52
     6.5      REGISTRATION STATEMENT.........................................53
     6.6      FINANCIAL STATEMENTS...........................................54
     6.7      LISTING APPLICATION............................................54
     6.8      MEETING OF COVENTRY'S SHAREHOLDERS.............................54
     6.9      FILINGS; OTHER ACTION..........................................54
     6.10     INVESTIGATION AND CONFIDENTIALITY..............................55
     6.11     PUBLICITY......................................................56
     6.12     FURTHER ACTION.................................................56
     6.13     EXPENSES.......................................................56
     6.14     GOVERNANCE.....................................................56
     6.15     EMPLOYMENT AGREEMENT...........................................57
     6.16     CORPORATE HEADQUARTERS.........................................57
     6.17     CERTAIN BENEFITS...............................................57
     6.18     ANCILLARY AGREEMENTS...........................................57
     6.19     TANGIBLE NET VALUE.............................................58
     6.20     TAXES..........................................................59

7.   CONDITIONS..............................................................62

     7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS.........................62
     7.2      CONDITIONS TO OBLIGATION OF PRINCIPAL AND MUTUAL...............63
     7.3      CONDITIONS TO OBLIGATION OF COVENTRY AND NEWCO.................64

                                                                            Page
                                                                            ----
8.   TERMINATION.............................................................66

     8.1      TERMINATION BY MUTUAL CONSENT..................................66
     8.2      TERMINATION BY EITHER COVENTRY OR PRINCIPAL....................66
     8.3      TERMINATION BY PRINCIPAL.......................................66
     8.4      TERMINATION BY COVENTRY........................................66
     8.5      AUTOMATIC TERMINATION..........................................67
     8.6      EFFECT OF TERMINATION AND ABANDONMENT..........................67
     8.7      EXTENSION; WAIVER..............................................68

9.   GENERAL PROVISIONS......................................................68

     9.1      NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS......68
     9.2      INDEMNIFICATION................................................68
     9.3      NOTICES........................................................68
     9.4      ASSIGNMENT, BINDING EFFECT; BENEFIT............................71
     9.5      ENTIRE AGREEMENT...............................................71
     9.6      AMENDMENT......................................................71
     9.7      GOVERNING LAW..................................................71
     9.8      HEADINGS.......................................................71
     9.9      INTERPRETATION.................................................71
     9.10     WAIVERS........................................................71
     9.11     INCORPORATION OF EXHIBITS......................................72
     9.12     SEVERABILITY...................................................72
     9.13     ENFORCEMENT OF AGREEMENT.......................................72
     9.14     TERMS DEFINED..................................................72
     9.15     COUNTERPARTS...................................................79

LIST OF SCHEDULES
-----------------
                                                                            Page
                                                                            ----
     Schedule 1.2(d):  Coventry Stock Option Plans
     Schedule 1.5(a)(i):  Excluded Principal Assets
     Schedule 1.5(a)(ii):  List of Principal Subsidiaries
     Schedule 1.5(b):  Excluded Principal Liabilities
     Coventry Disclosure Schedule
     Principal Disclosure Schedule
     Mutual Disclosure Schedule

LIST OF EXHIBITS
----------------
                                                                     Exhibit No.
                                                                     -----------
Warburg Consent............................................................ 1

Assignment and Assumption Agreement........................................ 2

Coinsurance Agreement...................................................... 3

Schedule of Mutual Indemnity Agreements.................................... 4

Newco Warrant.............................................................. 5

Kenneth J. Linde Employment Agreement...................................... 6

Newco's Rights Agreement................................................... 7

Renewal Rights Agreement................................................... 8

Transition Agreement....................................................... 9

Management Services Agreement..............................................10

Shareholders' Agreement....................................................11

Tax Benefit Restitution Agreement..........................................12

License Agreement..........................................................13

Marketing Service Agreement................................................14

                CAPITAL CONTRIBUTION AND SHARE EXCHANGE AGREEMENT

         This CAPITAL CONTRIBUTION AND SHARE EXCHANGE AGREEMENT (this "Agreement"), is executed as of the [3rd day of November], 1997, by and among COVENTRY CORPORATION, a Tennessee corporation ("Coventry"), COVENTRY HEALTH CARE, INC., a newly-formed Maryland corporation and wholly owned subsidiary of Coventry ("Newco"), PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa mutual insurance company ("Mutual"), PRINCIPAL HOLDING COMPANY, an Iowa corporation and wholly owned subsidiary of Mutual ("Holding"), and PRINCIPAL HEALTH CARE, INC., an Iowa corporation and wholly owned subsidiary of Holding ("Principal").

                                    RECITALS

         WHEREAS, the Boards of Directors of Coventry and Mutual each have determined that a strategic combination between Coventry and Principal is in the best interests of their respective companies, shareholders and/or policyholders (as appropriate) and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to combine their managed care businesses and to enter into this Agreement; and

         WHEREAS, for United States federal income tax purposes, it is intended that the transfer of the Principal Assets (as defined below) by Principal to Newco and the share exchange by Coventry's shareholders with Newco contemplated by this Agreement qualify as a transfer subject to Section 351(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                 1.
                   THE SHARE EXCHANGE AND CAPITAL CONTRIBUTION

         1.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), Coventry shall effect a share exchange (the "Exchange") pursuant to which each issued share of capital stock of Coventry shall be converted into the right to receive one share of capital stock of Newco (the ratio of one share of Newco capital stock divided by one share of Coventry capital stock, as adjusted in accordance with the provisions of Section 1.4 hereof, shall hereinafter be referred to as, the "Exchange Ratio"). At and after the Effective Time, Newco shall own all of the issued shares of capital stock of Coventry and the shareholders of Coventry shall own that number of whole shares of capital stock of Newco equal to the number of shares of capital stock of Coventry formerly owned thereby. The Exchange shall have the effects specified in Section 3-114 of the Maryland General Corporation Law (the

"MGCL") and Section 48-21-103 of the Tennessee Business Corporation Act (the "TBCA"). For the purposes of the Exchange, the issued shares of capital stock of Coventry shall include shares held by Coventry Health and Life Insurance Company ("Coventry Health").

         1.2       CONVERSION OF COVENTRY SHARES AND COVENTRY RIGHTS.

         (a) At the Effective Time, (i) each share of Newco's Common Stock, par value $0.01 per share (the "Newco Common Stock"), issued and outstanding and held by Coventry (exclusive of shares held by Coventry Health) immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of Newco or Coventry, be canceled and retired and cease to exist; (ii) each share of Coventry's Common Stock, par value $0.01 per share ("Coventry Common Stock"), issued immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of the holder thereof, be converted into the right to receive that number of whole shares of Newco Common Stock equal to the Exchange Ratio; (iii) each right (collectively, the "Coventry Rights") issued under that certain Rights Agreement, dated February 7, 1996, between Coventry and ChaseMellon Shareholder Services, LLC, as amended by that First Amendment to Rights Agreement, dated May 7, 1997 (as amended, the "Coventry Rights Plan"), issued immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of the holder thereof, be converted into the right to that number of rights (collectively, the "Newco Rights") issuable under that certain Rights Agreement, dated as of the Closing Date between Newco and ChaseMellon Shareholder Services, LLC (the "Newco Rights Agreement"), equal to the Exchange Ratio; and (iv) each share of Coventry's Series A Convertible Preferred Stock, par value $0.01 per share ("Coventry Preferred Stock"), then issued and outstanding shall, by virtue of the Exchange and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of Newco's Series A Convertible Preferred Stock, par value $0.01 per share ("Newco Preferred Stock"), equal to the Exchange Ratio.

                   (b) As a result of the Exchange and without any action on the part of the holder thereof, (i) all issued shares of Coventry Common Stock shall be deemed to be owned by Newco, which shall effect a reverse stock split at the Effective Time such that the number of shares of Coventry Common Stock then held thereby shall equal 1,000 shares; (ii) each holder of a certificate (a "Common Certificate") representing any shares of Coventry Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive the Newco Common Stock upon the surrender of such Common Certificate;
(iii) each holder of a Coventry Right will be deemed to be the holder of a Newco Right; (iv) all shares of Coventry Preferred Stock shall be canceled and retired and shall cease to exist; and (v) each holder of a certificate (a "Preferred Certificate") (the Common Certificates and Preferred Certificates, hereinafter collectively being referred to as the "Certificates") representing any shares of Coventry Preferred Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive the Newco Preferred Stock upon the surrender of such Preferred Certificate.

                   (c) At the Effective Time, each Convertible Subordinated Promissory Note (the "Convertible Notes") issued under that certain Amended and Restated Securities Purchase

Agreement, dated May 7, 1997 (the "Warburg Agreement"), by and among Coventry, Warburg, Pincus Ventures L.P. ("Warburg") and Franklin Capital Associates III L.P. ("Franklin") and then outstanding shall, by virtue of the Exchange and without any action on the part of the holder thereof, be converted into the right to receive a Convertible Subordinated Promissory Note, in accordance with the terms of the Warburg Consent, a copy of which is attached as Exhibit 1 hereto.

                   (d) At the Effective Time, each of the options (individually, a "Coventry Option" and collectively, the "Coventry Options") then outstanding under Coventry's stock option plans listed on Schedule 1.2(d) hereto (collectively, the "Coventry Stock Option Plans") shall be converted, without any action on the part of the holder thereof, into the right to purchase that number of shares of Newco equal to the number of shares of Coventry Common Stock issuable upon exercise as set forth in such option. At the Effective Time, such Coventry Options shall, by virtue of the Exchange and without any further action on the part of Coventry or the holder of any such Coventry Option, be assumed by Newco. At the Effective Time, all warrants listed on Schedule 1.2(d) hereto (individually, a "Coventry Warrant" and collectively, the "Coventry Warrants") will be assumed by Newco as provided in this Section 1.2(d). Each Coventry Option or Coventry Warrant assumed by Newco shall be exercisable upon the same terms and conditions as under the applicable Coventry Stock Option Plan and the applicable Coventry Option issued thereunder or under the Coventry Warrant except that (i) each such Coventry Option shall be exercisable for that whole number of shares of Newco Common Stock into which the number of shares of Coventry Common Stock subject to such Coventry Option or Coventry Warrant immediately prior to the Effective Time would be converted under this Section 1.2(d), and (ii) the option or warrant price per share of Newco Common Stock shall be an amount equal to the option or warrant price per share of Coventry Common Stock subject to such Coventry Option or Coventry Warrant in effect immediately prior to the Effective Time. Newco shall reserve for issuance the number of shares of Newco Common Stock that will become issuable upon the exercise of such Coventry Options and Coventry Warrants; shall file as soon as possible after the Effective Time, and maintain the effectiveness during the period the Coventry Options are outstanding, Registration Statements on Forms S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Newco Common Stock issuable upon exercise of the Coventry Options and, upon demand by Warburg pursuant to the terms of the Warburg Agreement, will register the shares of Newco Common Stock issuable upon exercise or conversion of the securities issued under the Warburg Agreement; and shall take appropriate action to list all such shares with NASDAQ and to provide appropriate notice of issuance to NASDAQ.

         1.3       EXCHANGE OF CERTIFICATES REPRESENTING NEWCO COMMON STOCK.

                   (a) As of the Effective Time, Newco shall deposit, or shall cause to be deposited, with an exchange agent selected by Coventry, which shall be Coventry's Transfer Agent or such other party reasonably satisfactory to Coventry (the "Exchange Agent"), for the benefit of the holders of shares of Coventry Common Stock and Coventry Preferred Stock, for exchange in accordance with this Article 1, certificates representing the shares of Newco Common Stock and Newco Preferred Stock (such cash and certificates for shares of Newco Common Stock and Newco Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the

"Exchange Fund") to be issued pursuant to Section 1.2 and paid pursuant to this
Section 1.3 in exchange for outstanding shares of Coventry Common Stock and Coventry Preferred Stock.

                   (b) Promptly after the Effective Time, Coventry shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Newco may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Newco Common Stock and/or Newco Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to promptly receive in exchange therefor (x) a certificate representing that number of whole shares of Newco Common Stock or Newco Preferred Stock, as appropriate, and (y) a check representing the amount of unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 1.3, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Coventry Common Stock or Coventry Preferred Stock which is not registered in the transfer records of Coventry, a certificate representing the proper number of shares of Newco Common Stock or Newco Preferred Stock, as appropriate, may be issued to such a transferee if the Certificate representing such Coventry Common Stock or Coventry Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                   (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of Coventry of the shares of Coventry Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Newco, they shall be canceled and exchanged for certificates evidencing ownership of shares of Newco Common Stock and/or Newco Preferred Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Section 1.3.

                   (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Newco Common Stock and Newco Preferred Stock) that remains unclaimed by the former shareholders of Coventry one year after the Effective Time shall be delivered to Newco. Any former shareholders of Coventry who have not theretofore complied with this Section 1.3 shall thereafter look only to Newco for payment of their shares of Newco Common Stock and/or Newco Preferred Stock, unpaid dividends and distributions on the Newco Common Stock and/or Newco Preferred Stock deliverable in respect of each share of Coventry Common Stock or Coventry Preferred Stock, as appropriate, such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                   (e) None of Coventry, Principal, Newco, the Exchange Agent or any other person shall be liable to any former holder of shares of Coventry Common Stock or Coventry Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                   (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco, the posting by such person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Newco Common Stock and/or Newco Preferred Stock and unpaid dividends and distributions on shares of Newco Common Stock and/or Newco Preferred Stock deliverable in respect thereof pursuant to this Agreement.

         1.4 ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Coventry changes the number of shares of Coventry Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio of one share of Coventry Common Stock for one share of Newco Common Stock and one share of Coventry Preferred Stock for one share of Newco Preferred Stock shall be appropriately adjusted.

         1.5       ISSUANCE OF SHARES OF NEWCO COMMON STOCK, WARRANT AND RIGHTS.

                   (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Principal agrees to grant, contribute, convey, assign, transfer and deliver to Newco (the "Capital Contribution") all right, title and interest in all of its assets, except for those assets listed in Schedule 1.5(a)(i) hereto (the "Excluded Assets") pursuant to an Assignment Agreement substantially in the form attached as Exhibit 2 hereto (the "Assignment and Assumption Agreement") (the assets of Principal so transferred to Newco being collectively referred to as the "Principal Assets"), in consideration of (i) the issuance and delivery by Newco to Principal of such number of shares of Newco Common Stock as shall equal the sum of (A) 66 2/3% of the shares of Newco Common Stock issued to shareholders of Coventry in the Exchange (other than shares issued to Coventry Health) plus (B) 66 2/3% of the shares of Newco Common Stock issuable upon the conversion of the Convertible Notes outstanding at the Effective Time plus (C) 66 2/3% of the shares of Newco Common Stock issuable upon conversion of the Newco Preferred Stock issued and outstanding at the Effective Date (ii) Newco Rights with respect to the shares of Newco Common Stock issuable to Principal pursuant to (i) above. The Principal Assets shall include all of the issued and outstanding capital stock of the wholly owned subsidiaries of Principal listed on Schedule 1.5(a)(ii) under the caption "Principal Subsidiaries" (collectively, the "Principal Subsidiaries"), all real and personal property owned or leased by Principal, all accounts receivable, cash, securities, contract rights, prepaid liabilities and all other assets of Principal, other than the Excluded Assets.

                   (b) The Principal Assets shall be contributed and transferred to Newco subject to, and Newco agrees to assume, all liabilities, liens, charges, encumbrances and obligations of Principal, fixed, contingent or unmatured, disclosed or undisclosed (the "Assumed Liabilities"), except for (the "Excluded Liabilities"), pursuant to the Assignment and Assumption Agreement which Excluded Liabilities shall include (i) all tax liabilities of the Principal Subsidiaries for Pre-Acquisition Date Tax Periods and of any other member of the affiliated group of corporations (as defined in Section 1504(a) of the Code) including Principal or any Principal Subsidiary on or prior to the Closing Date, (ii) any of the Plans (including Pension Plans) as defined in Section 4.15(a) of this Agreement sponsored by Mutual or Principal, and any past, current or future liabilities or obligations with respect to any such Plans or with respect to any Pension Plan subject to Title IV of ERISA in which either Mutual, Principal, any Principal Subsidiary, or any ERISA Affiliate as defined in Section 4.15(h) of this Agreement has ever sponsored, participated in, contributed to or withdrawn from, (iii) all liabilities, liens, charges, encumbrances and obligations of Principal, fixed, contingent or unmatured, disclosed or undisclosed relating to the Excluded Assets, (iv) all liabilities and obligations of Principal associated with the employment agreements with Kenneth J. Linde, Sharon I. Taylor, Francis Soistman, Jr., Charles David Roberts, Robert J. Mrizek, Harvey Pollack and Ron Chaffin and
(v) Excluded Liabilities set forth on Section 1.5(b) of the Principal Disclosure Schedules. Principal, Holding and Mutual, jointly and severally, shall indemnify Newco and hold it harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Newco to the extent arising from any Excluded Liability.

         1.6 INDEMNITY REINSURANCE CONTRACT. In consideration of the execution and delivery by Mutual of a Coinsurance Agreement, substantially in the form attached as Exhibit 3 hereto (the "Coinsurance Agreement"), pursuant to which Mutual will cede and Coventry Health will assume through indemnity reinsurance effective January 1, 2000, all indemnity agreements listed in Exhibits 4(a) and 4(b) hereto (as amended from time to time), (collectively, the "Mutual Indemnity Agreements") Newco agrees to issue to Mutual on the Effective Date a warrant (the "Newco Warrant"), substantially in the form of Exhibit 5 hereto, pursuant to which Principal shall have the right to purchase a number of shares of Newco Common Stock, equal to 66 2/3% of the total number of shares of Common Stock issuable upon exercise or conversion of the options and warrants (collectively, the "Option Securities") that shall be issued and outstanding at the Closing, and Exhibits 4(a) and 4(b) will not include any of the other assets owned or leased by Mutual, which excluded assets include, without limitation, Mutual's indemnity agreements in force in counties in which the Principal Subsidiaries and the Coventry Subsidiaries do not currently conduct business or plan to conduct business, the national account indemnity ASO business wherever located, and indemnity agreements relating to non-medical insurance products (i.e. life, disability, dental and vision) wherever located. The indemnity business conducted by Mutual pursuant to the Mutual Indemnity Agreements, renewals thereof and the issuance of new indemnity agreements generally in the same geographic areas shall hereinafter be referred to as the "Mutual Indemnity Business". Within 30 days following the end of each calendar month following the Closing Date and thereafter until December 31, 1999, Mutual shall deliver to Newco an amended and restated Exhibit 4, which shall include all Mutual Indemnity Agreements in force as of the end of the preceding month, including the renewal dates thereof. On the Closing Date, Mutual shall deliver to Coventry a true and complete list of Mutual Indemnity Agreements in effect as of the end of the second month preceding the Closing.

         1.7 TAX EFFECT. It is the intent of the parties that the transfer of the Principal Assets as set in Section 1.6 by Principal to Newco and the share exchange by Coventry's shareholders with Newco contemplated by this Agreement qualify as a transfer subject to Section 351(a) of the Code.

                                       2.
                           CLOSING AND EFFECTIVE TIME

         2.1 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the Exchange and Capital Contribution shall take place (a) at the offices of Bass, Berry & Sims PLC, First American Center, Nashville, Tennessee, at 9:00 a.m., local time, on the third business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7 hereof shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         2.2 EFFECTIVE TIME. If all the conditions to the Exchange and Capital Contribution set forth in Article 7 hereof shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 8 hereof, the parties hereto shall cause an Articles of Exchange, meeting the requirements of Section 3-110 of the MGCL, and an Articles of Exchange, meeting the requirements of Section 48-21-107 of the TBCA, each to be properly executed and filed with the offices of the Secretary of State of Maryland and Tennessee, respectively, on the Closing Date. The Exchange and the Capital Contribution shall become effective at the time of filing of the Articles of Exchange with the Secretary of State of the State of Tennessee in accordance with the TBCA or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Exchange (the "Effective Time").

                                       3.
                   REPRESENTATIONS AND WARRANTIES OF COVENTRY

         Coventry represents and warrants to Principal, Mutual and Holding that except as expressly set forth in the correspondingly numbered section on the disclosure schedule delivered with the execution hereof to Principal, Mutual and Holding (the "Coventry Disclosure Schedule") to the extent specifically disclosed with respect to the representation to which such exception applies:

         3.1       CORPORATE ORGANIZATION.

                   (a) Each of Coventry and the Coventry Subsidiaries (a complete list of which is set forth in Section 3.1(a) of the Coventry Disclosure Schedule) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                   (b) Section 3.1(b) of the Coventry Disclosure Schedule contains true and complete copies of the Charter and Bylaws of each of Coventry and Newco, as amended through the date hereof (collectively, the "Coventry Organizational Documents"). Coventry has provided Principal with true and correct copies of the charter and bylaws of the other Coventry Subsidiaries (the "Coventry Subsidiary Organizational Documents").

                   (c) Each of Coventry and the Coventry Subsidiaries has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own or lease its properties and to carry on its business as now conducted. Newco is a newly-formed corporation established for the purpose of the transactions contemplated by this Agreement and neither owns any assets nor conducts any business. Each of Coventry and the Coventry Subsidiaries has all requisite power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Coventry, to perform its obligations hereunder.

                   (d) Each of Coventry and the Coventry Subsidiaries has filed all necessary documents to qualify to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification, except where the failure to so qualify would result in a Coventry Material Adverse Effect. Each of Coventry and the Coventry Subsidiaries is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not result in a Coventry Material Adverse Effect.

                   (e) Except as set forth in Section 3.1(e)(i) of the Coventry Disclosure Schedule, all of the issued and outstanding capital stock of each of Coventry and the Coventry Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable, and, with regard to the Coventry Subsidiaries, is owned of record and beneficially, directly or indirectly, by Coventry free and clear of any mortgage, pledge, lien, charge, security interest, claim or other legal or equitable encumbrance, limitation or restriction. Except as set forth in Section 3.1(e)(ii) of the Coventry Disclosure Schedule, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of Coventry or any Coventry Subsidiary. Except as set forth in Section 3.1(e)(iii) of the Coventry Disclosure Schedule, no Coventry Subsidiary has any Subsidiary nor any equity interests or equity investments in any partnership, trust or other entity or organization.

         3.2       CAPITALIZATION.

                   (a) The authorized capital stock of Coventry consists of 100,000,000 shares of Coventry Common Stock and 6,000,000 shares of Coventry Preferred Stock and 1,000,000 shares of undesignated ("blank check") preferred stock, par value $0.01 per share. The issued and outstanding shares of capital stock of Coventry consists of approximately 33,161,802 shares of Coventry Common Stock. Section 3.2(a) of the Coventry Disclosure Schedule sets forth and describes all instances wherein Coventry Common Stock is held as treasury stock. Coventry has no other shares of treasury stock. Except as set forth in Section 3.2(a) of the Coventry Disclosure Schedule, there are no bonds, debentures, notes or other evidences of indebtedness issued or outstanding having the right to vote on any matters on which Coventry's shareholders may vote.

                   (b) The authorized capital stock of Newco consists of 200,000,000 shares of Newco Common Stock and 6,000,000 shares of Newco Preferred Stock and 1,000,000 shares of undesignated ("blank check") preferred stock, par value $0.01 per share. The issued and outstanding shares of capital stock of Newco consists of 1,000 shares of Newco Common Stock which are held by Coventry. Newco has no shares of treasury stock. There are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which Newco's shareholders may vote issued or outstanding.

                   (c) All the outstanding shares of capital stock of each of Coventry and the Coventry Subsidiaries were issued in accordance with any applicable registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                   (d) Except as set forth in Section 3.2(d) of the Coventry Disclosure Schedule, on the Closing Date there will be no shares of Coventry Common Stock or any other equity security of Coventry issuable upon conversion, exchange or exercise of any option, warrant or other security of Coventry or any Coventry Subsidiary, and Coventry will not be obligated, contractually or otherwise, to purchase, redeem or otherwise acquire any of its outstanding shares. Except as set forth in Section 3.2(d) of the Coventry Disclosure Schedule, no shareholder of Coventry is entitled to any preemptive or similar rights to subscribe for shares of capital stock of Coventry.

         3.3 CORPORATE PROCEEDINGS, ETC. Each of Coventry and the Coventry Subsidiaries has the requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and each Ancillary Agreement to which it is a party. The execution, delivery and performance of this Agreement and each Ancillary Agreement by Coventry and Newco, and the consummation by Coventry and Newco of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Coventry and Newco are necessary to authorize this Agreement or any Ancillary Agreement (other than with respect to the adoption of this Agreement by the holders of Coventry Common Stock in accordance with the TBCA and the Coventry Organizational Documents). This Agreement has been duly executed and delivered by Coventry and Newco and, assuming the due authorization, execution and delivery by the other parties hereto and the approval of the shareholders of Coventry, constitutes the legal, valid and binding obligation of Coventry and Newco, enforceable against Coventry and Newco in accordance with its respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. As of the Closing Date, each Ancillary Agreement will have been duly executed and delivered by Coventry, Newco and Coventry Health, and subject to the due execution and delivery of such agreements by the other parties thereto (other than Coventry, Newco and Coventry Health), each Ancillary Agreement executed by Coventry, Newco and Coventry Health will constitute the legal, valid and binding obligation of Coventry, Newco and Coventry Health, enforceable against Coventry in accordance with its respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

         3.4 CONSENTS AND APPROVALS. Except as set forth in Section 3.4 of the Coventry Disclosure Schedule, the execution and delivery by each of Coventry and Coventry Subsidiaries of this Agreement and each of the Ancillary Agreements to which Coventry or the Coventry Subsidiaries is a party, the performance by each of Coventry and the Coventry Subsidiaries of its obligations hereunder and thereunder and the consummation by Coventry and the Coventry Subsidiaries of the transactions contemplated hereby and thereby do not require Coventry or any of the Coventry Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-government self-regulatory agency, commission or authority (a "Governmental Entity").

         3.5       COMPLIANCE WITH LAW.

                   (a) Except for violations which would not result in a Coventry Material Adverse Effect, Coventry and each of the Coventry Subsidiaries are in compliance with, and are not in violation or default under, all federal, state and local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the environment; occupational health and safety; insurance companies; health maintenance organizations ("HMOs"); preferred provider organizations ("PPOs"); point-of- service health plans; third party administrators; the provision or arrangement for the provision of health services; employee benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination. Except as set forth in Section 3.5(a) of the Coventry Disclosure Schedule, none of Coventry and the Coventry Subsidiaries has received any notice of, and to the best of their respective knowledge, there exists no threat or claim by any Governmental Entity of, any violation or default by Coventry or any Coventry Subsidiary with respect to any of the foregoing. No material expenditures, to Coventry's knowledge, are or will be required in order to cause the current operations or properties of Coventry or any of the Coventry Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations at Closing.

                   (b) Coventry and each of the Coventry Subsidiaries have all licenses, permits, franchises or other governmental authorizations ("Coventry Approvals") necessary to the ownership of their property and to the operation of their respective businesses, except where the failure to have such Coventry Approvals would not result in a Coventry Material Adverse Effect. None of Coventry and the Coventry Subsidiaries has finally been denied any application for any such Coventry Approvals necessary for their property or for the operation of their business. There is no action pending, or to the best knowledge of Coventry or any of the Coventry Subsidiaries, threatened or recommended by appropriate state or federal agencies having jurisdiction thereof, to either revoke, withdraw, or suspend any such Coventry Approvals, or which would result in a Coventry Material Adverse Effect, or to terminate the participation of Coventry or any of the Coventry Subsidiaries in Medicare, Medicaid, or other government program, or any decision not to renew any such Approvals.

                   (c) Coventry and the Coventry Subsidiaries have complied with all laws, rules, conditions of participation, and regulations governing all Medicare, Medicaid, and any other arrangements with any Governmental Entity (and/or an intermediary) and have filed all returns, cost reports and other filings in any manner prescribed thereby except where the failure to so comply, together with all other such failures, would not result in a Coventry Material Adverse Effect. All returns, cost reports and other filings made by Coventry and the Coventry Subsidiaries since January 1, 1992 to Medicare, Medicaid or any other Governmental Entity (and/or an intermediary) or third party payor are true and complete except where the failure to be so true and complete, together with all other such failures, would not result in a Coventry Material Adverse Effect. Since January 1, 1992, no deficiency in any such returns, costs reports and other filings, including deficiencies for late filings, has been asserted or to the best of Coventry's knowledge, after reasonable investigation, threatened by any federal, state or local agency or instrumentality or other entities relating to Medicare or Medicaid or other government payor or third party payor claims and to the best of Coventry's knowledge, after reasonable investigation, there is no basis for any successful claims or requests for recoupment from any such agency, instrumentality, entity or third party payor except for any claims or requests which, together with all other such claims or requests, would not result in a Coventry Material Adverse Effect. None of Coventry and the Coventry Subsidiaries has been subject to any written finding of fraudulent procedures or practices arising out of the provision of health care insurance, managed care, claims administration, or health care services or benefits relating to Medicare, Medicaid, or any other Governmental Entity with which Coventry or any of the Coventry Subsidiaries has a contract to provide insurance, managed care, claims administration, or health care services or benefits and, none of Coventry and the Coventry Subsidiaries is currently subject to any pending or threatened audit relating to such fraudulent procedures or practices.

                   (d) In each state in which Coventry or any of the Coventry Subsidiaries operates HMOs, PPOs, point of service plans, insurance plans or other health care plans, each of Coventry and the Coventry Subsidiaries has filed copies of its (i) standard employer and other individual and group subscriber agreements, (ii) contracts with physicians, hospitals and other health care entities, and (iii) contracts for management and administrative services (collectively, "Coventry Agreements") with the applicable state authorities to the extent required by law, including, but not limited to contracts required to be filed with the state Departments of Insurance, Departments of Health or the agencies responsible for each state's Medicaid program. Coventry and each of the Coventry Subsidiaries are not providing services under any Agreements that have not been filed and approved by the state regulatory authorities except where the failure to so file would not result in a Coventry Material Adverse Effect.

                   (e) Coventry and each of the Coventry Subsidiaries is and has operated in compliance with all contractual, statutory, regulatory, and other requirements (collectively "Coventry Government Contracts") applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof, except where non-compliance would not result in a Coventry Material Adverse Effect. Except as set forth in Section 3.5(e) of the Coventry Disclosure Schedule, none of Coventry or any of the Coventry Subsidiaries is required to pay any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Coventry Government Contract, except where such claim, penalty, fine, return of premium, repayment or renegotiation would not result in a Coventry Material Adverse Effect.

                  (f) Coventry and each of the Coventry Subsidiaries has filed all reports, filings and notices required to be filed with all applicable Departments of Insurance, Departments of Health and HMO regulatory bodies since January 1, 1992 except where the failure to so file would not result in a Coventry Material Adverse Effect (as such documents have since the time of their filing been amended, the "Coventry DOI Reports"). As of their respective dates, the Coventry DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such DOI Reports.

                  (g) None of Coventry and any of the Coventry Subsidiaries, nor the officers, directors, employees or agents of Coventry or any of the Coventry Subsidiaries, and to Coventry's knowledge none of the persons who provide professional services under agreements with Coventry or any of the Coventry Subsidiaries (as agents of such entities) has engaged in any activities which are prohibited under Medicare or Medicaid statutes, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or, to Coventry's knowledge, which are prohibited by any private accrediting organization from which Coventry or any of the Coventry Subsidiaries holds or seeks accreditation, including but not limited to:

                      (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                      (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                      (iii) presenting or causing to be presented a claim for reimbursement for services that is for a material fact for use in determining rights to any benefit or payment;

                      (iv) failure to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                      (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or other state health care program, or
                               (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or other state health care program; or

                      (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statement contained therein not misleading) of a material fact with respect to: (i) a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided underss.1124A of the Social Security Act (42 U.S.C.ss.1320a-3).

                  (h) Reports of Examinations. Coventry has delivered to Principal copies of all reports of examinations by a Governmental Entity issued subsequent to December 31, 1995 (including draft reports not yet finalized) conducted on each Coventry Subsidiary (collectively, the "Coventry Reports of Examinations").

         3.6 LITIGATION AND INVESTIGATIONS. Except as disclosed on Section 3.6(a) of the Coventry Disclosure Schedule, there is no: (i) action, suit, claim, proceeding, or investigation pending or, to Coventry's knowledge, threatened against or affecting Coventry or the Coventry Subsidiaries, or any of its employees, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; or, to Coventry's knowledge, pending, threatened against, or affecting persons or entities who perform professional services under agreement with Coventry or the Coventry Subsidiaries before any professional self-governance, oversight, or regulatory body; (ii) arbitration proceeding relating to Coventry or the Coventry Subsidiaries pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or threatened against or directly or indirectly affecting Coventry or the Coventry Subsidiaries (including without limitation any inquiry as to the qualification of Coventry or the Coventry Subsidiaries to hold or receive any license or permit), and there is no basis for any of the foregoing as to Coventry or the Coventry Subsidiaries, its officers or directors or, to Coventry's knowledge, as to entities or persons who perform professional services for Coventry or the Coventry Subsidiaries. Coventry has not received any opinion, memorandum, or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may be material to the business of Coventry or the Coventry Subsidiaries as now conducted. Coventry and the Coventry Subsidiaries are not in default with respect to any order, writ, injunction, or decree known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Except as disclosed on Section 3.6(b) of the Coventry Disclosure Schedule, there is no action or suit by Coventry and the Coventry Subsidiaries pending or threatened against others. Upon Coventry's receipt of written approval for the transactions contemplated herein from the applicable state and federal regulatory bodies, Coventry will have complied in all material respects with all laws, rules, regulations, and orders applicable to its businesses, operations, properties, assets, products, and services, and that of the Coventry Subsidiaries, and Coventry and the Coventry Subsidiaries has all necessary permits, licenses, and other authorizations required to conduct its businesses as conducted, the absence of which would not result in a Coventry Material Adverse Effect, including but not limited to, a state license as a health maintenance organization. There is no existing law, rule, regula tion, or order, or proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict the Coventry and the Coventry Subsidiaries from, or otherwise materially adversely affect each of Coventry and the Coventry Subsidiaries in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         3.7 ABSENCE OF DEFAULTS, CONFLICTS, ETC. The execution and delivery of this Agreement does not and the execution and delivery of the Ancillary Agreements will not, and the fulfillment of the terms hereof and thereof by Coventry and the Coventry Subsidiaries will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, non-competition agreement, profit-sharing arrangements, or other material agreement, contract, commitment, understanding, arrangement or restriction of Coventry or any of the Coventry Subsidiaries and any other party or parties (collectively the "Coventry Key Agreements and Instruments,"), the Coventry Organizational Documents, the Coventry Subsidiary Organizational Documents, or any law, ordinance, code, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over Coventry or any of the Coventry Subsidiaries or over their respective properties, assets, or businesses. None of Coventry and any of the Coventry Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under: (i) the Coventry Organizational Documents or the Coventry Subsidiary Organizational Documents, (ii) any Coventry Key Agreement and Instrument, or
(iii) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not result in a Coventry Material Adverse Effect.

          3.8 CHANGE IN OWNERSHIP. Except as set forth in Section 3.8 of the Coventry Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) a Coventry Material Adverse Effect;
(ii) any material adverse change in the business operations of any of the Coventry Subsidiaries; (iii) the loss of the benefits of any material relationship with any subscriber group, employee, union trust, or governmental program, payor or customer, physician, hospital, health care provider, claims administrator, or supplier to Coventry or any of the Coventry Subsidiaries; (iv) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of Coventry or any of the Coventry Subsidiaries, or debt securities of Coventry or any of the Coventry Subsidiaries (collectively "Coventry Commitments," and each individually a "Coventry Commitment"); (v) any obligation of Coventry to grant, extend or enter into any Commitment; (vi) any right in favor of any Person to terminate or cancel or otherwise affect any Coventry Key Agreement or Instrument; or (vii) the existence of a triggering event under any employment, severance or termination agreement or other compensation arrangement or any plan, or Coventry Plan currently in effect, which (either alone or upon the occurrence of any additional or subsequent event) could reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee, director, or independent contractor of Coventry or any Coventry Subsidiary and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         3.9      REPORTS AND FINANCIAL STATEMENTS; SEC DOCUMENTS.

                  (a) As of their respective dates, (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) Coventry SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Coventry SEC Reports. As of their respective dates, Coventry SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Coventry included in Coventry SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Coventry SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of Coventry and the Coventry Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of Coventry and the Coventry Subsidiaries except as indicated therein.

                  (b) Reports Based on Statutory Accounting. Coventry has delivered to Principal: Copies of Annual Statements filed by Coventry Subsidiaries as at December 31 for each of the years 1992 through 1996 and audit reports thereon prepared by independent certified public accountants, copies of interim financial statements filed by Coventry Subsidiaries with regulatory authorities for the periods ending March 31, 1997 and June 30, 1997, and a draft of such financial report for the period ending as at September 30, 1997 (collectively, the "Coventry Interim Financial Statements"). Such reports (collectively, the "Coventry Regulatory Statements") (i) have been prepared in accordance with statutory accounting practices applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial positions of the Coventry Subsidiaries as at the dates thereof, and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim Coventry Regulatory Statements, to normal year-end audit adjustments and other adjustments described therein, and (iii) are in all material respects in accordance with the books of account and records of the Coventry Subsidiaries except as indicated therein.

                  (c) Derivatives, etc. None of Coventry and any of the Coventry Subsidiaries owns any interest in, or has any liability (including any contingent liability) with respect to, any options, puts, calls, swaps, exchange contracts or other derivatives or any other similar material off balance sheet financing arrangements or liabilities.

                  (d) IBNR Calculations. All information furnished by Coventry to Principal and Mutual regarding the historical calculation of the reserves of Coventry or the Coventry Subsidiaries for incurred but not reported ("IBNR") claims was true and correct in all material respects and the methodology for calculating IBNR claims has been consistent with sound actuarial principles using accounting and reserve criteria consistently applied by Coventry and the Coventry Subsidiaries in calculating IBNR claims since December 31, 1994.

                  (e) SEC-Related Correspondence. Coventry has delivered to Principal, Holding and Mutual true and complete copies of all correspondence between the SEC and Coventry or its legal counsel, accountants or other advisors since January 1, 1997. Coventry is not aware of any material issues raised by the SEC with respect to any of the SEC Reports, other than those disclosed to Principal, Holding and Mutual pursuant to the immediately preceding sentence.

         3.10     ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in
Section 3.10 to the Coventry Disclosure Schedule and except as disclosed in the SEC Reports, since December 31, 1996, there has been no (i) change or event which would result in a Coventry Material Adverse Effect; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Coventry; (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock; (iv) material loss, destruction or damage to any property of Coventry or any Coventry Subsidiary, whether or not insured; (v) acceleration or prepayment of any indebtedness for borrowed money; (vi) labor dispute or disagreement involving Coventry or any Coventry Subsidiary or any material change in their personnel or the terms and conditions of employment; (vii) waiver of any valuable right in favor of Coventry or any Coventry Subsidiary; (viii) loan or extension of credit to any officer or employee of Coventry or any Coventry Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of Coventry in the ordinary course of business and except for guarantees by Coventry of the indebtedness, obligations or liabilities of any Coventry Subsidiary; (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by Coventry or any Coventry Subsidiary otherwise than for fair value in the ordinary course of business; (x) any incurrence, assumption or guarantee by Coventry or any Coventry Subsidiary of any indebtedness, obligation or liability, other than in the ordinary course of business; (xi) any sale, assignment, transfer or disposition of, or any incurrence, creation or assumption of any Lien on, any material asset of Coventry or any Coventry Subsidiary other than in the ordinary course of business; (xii) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business; (xiii) (a) any increase in the rate or terms of compensation (including bonuses) payable or to become payable by Coventry or any Coventry Subsidiary to its directors or officers, except increases occurring in the ordinary course of business in accordance with its customary practices, (b) any material increase in the rate or terms of any Coventry Plans, payment or arrangement made by Coventry to, for or with any such directors or officers, except increases occurring in the ordinary course of business, (c) any employment, consulting, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, employee, agent of Coventry or any Coventry Subsidiary (or any amendment to any such existing agreement), (d) any grant of any severance or termination pay to any director, officer, employee, or agent of Coventry or any Coventry Subsidiary; (xiv) any expenditure or commitment for additions to property, plant or equipment of Coventry or any Coventry Subsidiary that exceeds $500,000 individually; or (xv) any contract to do any of the foregoing.

         3.11 MATERIAL CONTRACTS. Section 3.11 of the Coventry Disclosure Schedule sets forth a true and complete list of each Key Agreement and Instrument. Each Key Agreement and Instrument and any other material contract of Coventry or a Coventry Subsidiary that is currently in effect, is valid, binding and enforceable against Coventry or such Coventry Subsidiary and, to Coventry's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

         3.12 ABSENCE OF UNDISCLOSED LIABILITIES. None of Coventry and any of the Coventry Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to Coventry) except (i) liabilities disclosed in the Form 10-Q filed by Coventry for the quarter ending June 30, 1996, (ii) any such liability incurred after June 30, 1996 in the ordinary course of business, (iii) obligations under agreements set forth in Section 3.12 of the Coventry Disclosure Schedule, and (iv) obligations under agreements entered into, in the usual and ordinary course of business, and none of the above (individually or in the aggregate) would result in a Coventry Material Adverse Effect.

         3.13     EMPLOYEES.

                  (a) Coventry and the Coventry Subsidiaries are in compliance in all respects with all applicable laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not result in a Coventry Material Adverse Effect. Since January 1, 1996, no complaint has been filed or was pending with respect to any unfair labor practice or discriminatory employment practice against Coventry or any Coventry Subsidiary has been filed, nor, to the best of Coventry's knowledge, was such a complaint threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices. There is no grievance filed or, to the best of Coventry's knowledge, threatened to be filed, against Coventry or any Coventry Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which Coventry or any Coventry Subsidiary is a party or is bound. Coventry and the Coventry Subsidiaries have received no complaints from any federal, state or local agency or regulatory body alleging violations of occupational safety and health standards, except to the extent that noncompliance would not result in a Coventry Material Adverse Effect

                  (b) Except as set forth in Section 3.13(b) of the Coventry Disclosure Schedule, the employment of each Person employed by Coventry or any of the Coventry Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of Coventry or any of the Coventry Subsidiaries have been duly and adequately accrued on the accounting records of Coventry and the Coventry Subsidiaries.

         3.14     TAX MATTERS.

                  (a) All Tax Returns required under applicable law to be filed with or provided to any person by Coventry or any Coventry Subsidiary have been (and, as to Tax Returns not filed as of the date hereof, will be) timely filed or provided in the manner prescribed by law and such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be), true, complete and correct;

                  (b) Coventry and each Coventry Subsidiary have within the time and in the manner prescribed by law paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes due and payable except for those contested in good faith and for which adequate reserves have been taken;

                  (c) Coventry and each Coventry Subsidiary have established (and until the Effective Time will maintain) on their books and records (i) reserves adequate to pay all Taxes accrued but not yet due and payable and all deficiencies asserted, proposed or threatened against Coventry or any Coventry Subsidiary and (ii) reserves for deferred Taxes, in each case, in accordance with GAAP;

                  (d) There are no Tax liens upon the assets of Coventry or any Coventry Subsidiary except liens for Taxes not yet due;

                  (e) Coventry and each Coventry Subsidiary have complied (and until the Effective Time will comply) with all applicable laws relating to information reporting and to the withholding of Taxes (including, but not limited to, information reporting and withholding of Taxes pursuant to Sections 1441, 1442, 3402, 3405, 3406, 6047, 6049, 6051 and 6052 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, paid all amounts required to be so withheld and paid over under all applicable laws;

                  (f) Neither Coventry nor any Coventry Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

                  (g) Except as set forth in Section 3.14(g) of the Coventry Disclosure Schedule, neither Coventry nor any Coventry Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Coventry and each Coventry Subsidiary or those Tax Returns have been examined by the appropriate taxing authorities for all periods through December 31, 1991, and no deficiencies, assessments or written proposals for the assessment of any Taxes have been proposed, asserted or assessed against Coventry or any Coventry Subsidiary that has not been resolved and paid in full;

                  (h) Except as set forth in Section 3.14(h) of the Coventry Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Coventry or any Coventry Subsidiary. Neither Coventry nor any Coventry Subsidiary has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of Coventry and each Coventry Subsidiary, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service (the "IRS") or other taxing authority;

                  (i) No power of attorney currently in force has been granted by Coventry or any Coventry Subsidiary with respect to any matter relating to Taxes;

                  (j) Neither Coventry nor any Coventry Subsidiary has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would result in a continuing Coventry Material Adverse Effect after the Effective Time;

                  (k) Coventry and each Coventry Subsidiary have made available (or, in the case of income Tax Returns not yet filed will make available) to Mutual complete and accurate copies of (i) all income Tax Returns, and any amendments thereto, filed by or on behalf of Coventry and each Coventry Subsidiary for all taxable years since December 31, 1994 and (ii) all audit reports received from any taxing authority relating to any Tax Return filed by or on behalf of Coventry or any Coventry Subsidiary;

                  (l) Neither Coventry nor any Coventry Subsidiary is a party to any Tax allocation or sharing agreement with any person (other than Coventry or a Coventry Subsidiary). In addition, neither Coventry nor any Coventry Subsidiary has any liability for Taxes of any Person other than Coventry or a Coventry Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

                  (m) Except as set forth in Section 3.14(m) of the Coventry Disclosure Schedule, neither Coventry nor any Coventry Subsidiary is a party to any contract or arrangement that, separately or in the aggregate, could, by reason of the transactions contemplated by this Agreement, give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code;

                  (n) No election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to Coventry or any Coventry Subsidiary or any of their respective assets or properties;

                  (o) No property of Coventry or any Coventry Subsidiary is property that (i) Coventry or any Coventry Subsidiary or any party to this transaction is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or (ii) is subject to the "alternative depreciation system" described in Section 168 of the Code;

                  (p) Neither Coventry nor any Coventry Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Coventry or any Coventry Subsidiary and neither Coventry nor any Coventry Subsidiary has proposed any such adjustment or change in accounting method;

                  (q) All transactions that could give rise to an understatement of federal income Tax (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1989) have been adequately disclosed (or, with respect to Tax Returns not yet filed will be adequately disclosed) on the Tax Returns of Coventry and the Coventry Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns filed on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989;

                  (r) As of December 31, 1996, Coventry and the Coventry Subsidiaries had net operating loss carryovers available to offset future income as disclosed on Section 3.14(r) of the Coventry Disclosure Schedule. Section 3.14(r) of the Coventry Disclosure Schedule discloses the amount of and year of expiration of each net operating loss carryover;

                  (s) As of December 31, 1996, Coventry and the Coventry Subsidiaries had Tax credit carryovers available to offset future Tax liability as disclosed on Schedule 3.14(s) of the Coventry Disclosure Schedule. Section 3.14(s) of the Coventry Disclosure Schedule discloses the amount of and year of expiration of each Tax credit carryover;

                  (t) Coventry is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code;

                  (u) Neither Coventry nor any Coventry Subsidiary has filed (or will file prior to the Effective Time) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as that term is defined in Section 341(f)(4) of the Code) owned by Coventry or any Coventry Subsidiary; and

                  (v) Neither Coventry nor any Coventry Subsidiary has taken any action or has any knowledge of any fact or circumstance that would, or would be reasonably likely to, adversely affect the status of (i) the Exchange as a non-taxable exchange described in Section 351 of the Code and (ii) the Capital Contribution as a non-taxable exchange described in Section 351 of the Code.

         3.15     EMPLOYEE BENEFIT PLANS.

                  (a) Section 3.15 of the Coventry Disclosure Schedule lists each bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, disability, life insurance, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, to which Coventry or any Coventry Subsidiary contributes or is a party or under which it may have a liability, whether legally binding or not, which affects one or more of the employees or former employees of Coventry or any Coventry Subsidiary, including all "employee benefit plans" as defined by Section 3(3) of ERISA (collectively, the "Coventry Plans"). All Coventry Plans which are subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code shall be referred to as the "Coventry Pension Plans."

                  (b) For each Coventry Plan which is an "employee benefit plan" under Section 3(3) of ERISA, Coventry has delivered to Mutual correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Coventry Plan.

                  (c) Neither Coventry nor any Coventry Subsidiary has any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such Coventry Plan; (ii) to modify or change any such Coventry Plan; or (iii) to maintain for any period of time any such Coventry Plan, except as accurately and completely described in Section 3.15 of the Coventry Disclosure Schedule. Section 3.15 of the Coventry Disclosure Schedule contains an accurate and complete description of the funding policies (and commitments, if any) of Coventry and the Coventry Subsidiaries with respect to each such existing Coventry Plan.

                  (d) Except as disclosed in Section 3.15 of the Coventry Disclosure Schedule, (i) Coventry and the Coventry Subsidiaries have no unfunded past service liability in respect of any of the Coventry Plans; (ii) the actuarially computed value of vested benefits under any Coventry Pension Plan (determined in accordance with methods and assumptions utilized by the Pension Benefit Guaranty Corporation ("PBGC") applicable to a plan terminating on the date of determination) does not exceed the fair market value of the fund assets relating to such Coventry Pension Plan; (iii) neither Coventry nor any Coventry Subsidiary nor any Coventry Plan nor any trustee, administrator, fiduciary or sponsor of any Coventry Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; (iv) all filings, reports and descriptions as to such Coventry Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, PBGC-1's and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue

Service, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; (v) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such Coventry Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Coventry Plans; (vi) such Coventry Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; (vii) there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Coventry Pension Plan that has not been waived by the Pension Benefit Guaranty Corporation; and (viii) each Coventry Pension Plan and each Coventry Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service.

                  (e) Coventry and the Coventry Subsidiaries have complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA (defined herein to mean the requirements of Section 4980B of the Code, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

                  (f) Except as disclosed in Section 3.15 of the Coventry Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) result in the payment or series of payments by Coventry or any Coventry Subsidiary to any employee or other person of an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) entitle any employee or former employee of Coventry or any Coventry Subsidiary to severance pay, unemployment compensation or any other payment, and (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Coventry Plan (including vacation and sick pay).

                  (g) Except as disclosed in Section 3.15 of the Coventry Disclosure Schedule, none of the Coventry Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Section 4980B(g) of the Code and Section 607 of ERISA.

                  (h) Neither Coventry nor any Coventry Subsidiary nor any entity required to be aggregated with either Coventry or any Coventry Subsidiary under Sections 414(b), (c), (m) or (o) of the Code (an "Coventry ERISA Affiliate") has ever sponsored, participated in, contributed to or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither Coventry nor any Coventry Subsidiary nor any Coventry ERISA Affiliate has ever incurred any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

                  (i) Except as disclosed in Section 3.15 of the Coventry Disclosure Schedule, no Coventry Pension Plan has been completely or partially terminated, or has any proceeding been instituted by the PBGC to terminate any such Coventry Pension Plan; neither Coventry nor any Coventry Subsidiary nor any Coventry ERISA Affiliate has incurred or presently owes any liability to the PBGC or otherwise under Title IV of ERISA (including PBGC premiums past due or excise taxes under Section 4971 of the Code), or in connection with an "accumulated funding deficiency" within the meaning of Section 302 of ERISA and
Section 412 of the Code, whether or not waived.

         3.16 PATENTS, LICENSES, ETC. Coventry or one of the Coventry Subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and have good and marketable title to, or hold adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Coventry Intellectual Property"). The Intellectual Property is listed in Section 3.16 of the Coventry Disclosure Schedule. None of Coventry and any of the Coventry Subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 3.16 where the effect of such conflict could result in a Coventry Material Adverse Effect. To Coventry's best knowledge, Coventry's business, and the business of any Coventry Subsidiary, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others and neither Coventry nor any Coventry Subsidiary has received notice of any such claim infringement or violation. To Coventry's best knowledge, Coventry and the Coventry Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted. To Coventry's best knowledge, no employee of Coventry or any of the Coventry Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party (in each case, as a defendant) to or threatened by any litigation claiming that it is infringing on any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

         3.17 TITLE TO TANGIBLE ASSETS. Except as set forth in Section 3.17 of the Coventry Disclosure Schedule, Coventry and the Coventry Subsidiaries have good and, subject to regulatory approval, marketable title to the real and personal property they own and all rights of possession and use under all leases regarding real and personal property they lease, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become due or delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto, and do not materially impair the operations of Coventry and the Coventry Subsidiaries. With respect to each parcel of real property owned by Coventry or a Coventry Subsidiary, Coventry or the Coventry Subsidiary owns a valid policy of title insurance with regard to that property.

         3.18     REAL PROPERTY.

                  (a) The real property which Coventry or a Coventry Subsidiary owns or leases, or has owned and disposed of at any time prior to the date hereof, is set forth in Section 3.18(a) of the Coventry Disclosure Schedule (collectively, the "Coventry Properties").

                  (b) No storage tanks, including without limitation underground storage tanks, are located on, in or under the Coventry Properties. There are no Hazardous Substances (as hereinafter defined) on, in or under the Coventry Properties, and none of Coventry, any Coventry Subsidiary and any third party has engaged in or allowed the generation, production, use, handling, manufacture, treatment, storage, disposal, arranging for disposal or release of any Hazardous Substances on, in or under the Coventry Property, except for the use, handling or storage in accordance with applicable federal, state and local environmental laws of quantities thereof similar to those quantities usually kept on similar premises by others in the same business or profession as Coventry. There is no past or present action, activity, event, condition or circumstance that could be expected to give rise to any liability by Coventry under any Applicable Environmental Law, any other statute relating to the environment, or any common law liability relating to the environment, including without limitation liability related to the presence of any Hazardous Substances on, in or under any real property or improvements now or heretofore owned, leased, used or controlled by Coventry, and also including liability related to the use, handling, storage, generation, production, manufacture, treatment, release, disposal or arranging for disposal of any Hazardous Substances by or on behalf of Coventry, and liability arising by operation of contract or law. Except as set forth in Section 3.18(b) of the Coventry Disclosure Schedule, no permits, registrations, licenses, authorizations, approvals or filings are required under any Applicable Environmental Law with respect to the operation of Coventry's business, including any such items as would be required for the use, handling, storage, generation, production, manufacture, treatment, release, disposal or arranging for disposal of any Hazardous Substance or other materials. With respect to items listed in Section 3.18(b) of the Coventry Disclosure Schedule, if any, such items are current and Coventry is in compliance with all terms and conditions therein. "Hazardous Substances" means
(i) any substance, contaminant material, element, compound, mixture, solution, waste, chemical or pollutant that is now or hereafter listed, defined, characterized or regulated as hazardous, toxic, dangerous, medical, infectious, or word(s) of similar import under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Coventry Property or its use or operation under any Applicable Environmental Law, (ii) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (iii) polychlorinated byphenyls (PCBs), asbestos, radon and urea formaldehyde, and (iv) radioactive substances, materials or waste. "Applicable Environmental Law" means (i) the Comprehensive Environmental Response, Compensation and Liability Act; (ii) the Resource Conservation and Recovery Act; (iii) the Federal Water Pollution Control Act;
(iv) the Clean Air Act; (v) the Hazardous Material Transportation Act; (vi) the Toxic Substances Control Act; (vii) the Emergency Planning and Community Right-to-Know Act of 1986; (viii) any amendments to the foregoing Acts as adopted from time to time; (ix) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended; and (x) any other federal, state, regional, county or local statute, law, ordinance, rule, regulation, order or decree, regulating, relating to, interpreting or imposing liability or standards of conduct concerning hazardous, toxic, dangerous, medical, infectious, or word(s) of similar import substance, contaminant, material, waste, chemical or pollutant, or otherwise relating to the protection of the environment.

                  (c) Coventry has delivered to Principal correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.18(c) of the Coventry Disclosure Schedule. With respect to each such lease and sublease:

                      (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                      (iii) to Coventry's knowledge, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (iv) no party to the lease or sublease has repudiated any provision thereof;

                      (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                      (vi)     with respect to each sublease, the
                               representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                      (vii) none of Coventry and the Coventry Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                      (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                      (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                      (x) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         3.19 INSURANCE. Coventry and the Coventry Subsidiaries and their respective real and personal properties and assets are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of Coventry and the Coventry Subsidiaries and customary in light of Coventry's exposure. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

         3.20 TRANSACTIONS WITH RELATED PARTIES. Other than transactions entered into on an arm's length basis, none of Coventry and any Coventry Subsidiary is a party to any agreement with any of Coventry's employees, directors, officers or shareholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. None of Coventry and any Coventry Subsidiary employs as an employee or engages as a consultant any family member of any of Coventry's directors or officers. Except as set forth in Section 3.20 of the Coventry Disclosure Schedule, to the best knowledge of Coventry, there exist no agreements among shareholders of Coventry to act in concert with respect to their voting or holding of Coventry Common Stock.

         3.21 INTEREST IN COMPETITORS. Except as set forth in Section 3.21 of the Coventry Disclosure Schedule, none of Coventry, the Coventry Subsidiaries, and any of their officers and, to the best of their knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than Coventry that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by Coventry or any of the Coventry Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of Coventry or any Coventry Subsidiary.

         3.22 REGISTRATION RIGHTS. Except as set forth in Section 3.22 of the Coventry Disclosure Schedule, Coventry will not, as of the Closing Date, be under any obligation, contractual or otherwise, to register any of its securities under the Securities Act.

         3.23 BROKERAGE. Except as set forth in Section 3.23 of the Coventry Disclosure Schedule, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Coventry.

         3.24 ILLEGAL OR UNAUTHORIZED PAYMENTS AND POLITICAL CONTRIBUTIONS. None of Coventry, the Coventry Subsidiaries, and, to the best of their knowledge (after reasonable inquiry of their executive officers and directors), any of the current officers and directors of Coventry or any of the Coventry Subsidiaries has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services (a) as a kickback or bribe to any Person or
(b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political and political action committee contributions not involving the use of funds of Coventry or any of the Coventry Subsidiaries and except for contributions made in accordance with applicable state law.

         3.25 TAKEOVER STATUTE; RIGHTS PLAN. Neither Principal nor Mutual is, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of any Securities, an "interested shareholder" prohibited from entering into a business combination with Coventry or any Coventry Subsidiary pursuant to Section 3-602 of the Business Combination Act of the State of Maryland, nor will either such party be, at the Effective Time, an "Acquiring Person" within the meaning of the Rights Agreement. A "Triggering Event" (as defined in the Rights Agreement) shall not be deemed to have occurred and the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby. No other federal, state or local statute or other authority enacted with regard to corporate takeovers is applicable to the transactions contemplated hereby.

         3.26 MATERIAL FACTS. This Agreement, the Coventry Disclosure Schedule, the Ancillary Agreements and the other agreements, documents, certificates or written statements furnished or to be furnished to Principal, Holding or Mutual through the Closing Date by or on behalf of Coventry in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to Coventry and which has not been disclosed herein or otherwise in writing by Coventry to Principal, Holding and Mutual which would result in a Coventry Material Adverse Effect.

         3.27 COVENTRY MATERIAL ADVERSE EFFECT. As used in this Agreement, the term "Coventry Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, prospects, condition or results (financial or otherwise) of Coventry and the Coventry Subsidiaries taken as a whole.

                                       4.

                   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL

         Principal represents and warrants to Coventry and Newco that except as expressly set forth in the correspondingly numbered section on the disclosure schedule delivered with the execution hereof to Coventry (the "Principal Disclosure Schedule") to the extent specifically disclosed with respect to the representation to which such exception applies:

         4.1      CORPORATE ORGANIZATION.

                  (a) Each of Principal and the Principal Subsidiaries (a complete list of which is set forth in Section 4.1(a) of the Principal Disclosure Schedule) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  (b) Section 4.1(b) of the Principal Disclosure Schedule contains true and complete copies of Articles of Incorporation and Bylaws of each of Principal and the Principal Subsidiaries, as amended through the date hereof (collectively, the "Principal Organizational Documents").

                  (c) Each of Principal and the Principal Subsidiaries has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own or lease its properties and to carry on its business as now conducted. Each of Principal and the Principal Subsidiaries has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (d) Each of Principal and the Principal Subsidiaries has filed all necessary documents to qualify to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification, except where the failure to so qualify would result in a Principal Material Adverse Effect. Each of Principal and the Principal Subsidiaries is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not have a Principal Material Adverse Effect.

                  (e) All of the issued and outstanding shares of capital stock of Principal are owned by Holding. Except as set forth in Section 4.1(e) of the Principal Disclosure Schedule, all of the issued and outstanding capital stock of each of the Principal Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially, directly or indirectly, by Principal.

         4.2 TITLE TO ASSETS. Principal has good and, subject to regulatory requirements applicable thereto, marketable title to all of the material Principal Assets and, except as imposed pursuant to regulatory requirements applicable thereto, such Principal Assets are not subject to any mortgage, pledge, lien, security interest, lease, conditional sales agreement, option, right of first refusal or to any other encumbrance, restriction or charge, including taxes, except for taxes not yet due or delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto, and do not materially impair the operations of Principal and the Principal Subsidiaries. With respect to each parcel of real property owned by Principal or a Principal Subsidiary, Principal or the Principal Subsidiary owns a valid policy of title insurance with regard to that property.

         4.3 CORPORATE PROCEEDINGS, ETC. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by Principal and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of Principal are necessary to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and each of the transactions and agreements contemplated hereby and thereby. This Agreement has been duly executed and delivered by Principal and constitutes the valid and binding obligation of Principal enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity. As of the Closing Date, each Ancillary Agreement will have been duly executed and delivered to Coventry by Principal and subject to the due execution and delivery of such agreements by the other parties thereto, each Ancillary Agreement executed by Principal will constitute the valid and binding obligation of Principal enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         4.4 CONSENTS AND APPROVALS. Except as set forth in Section 4.4 to the Principal Disclosure Schedule, the execution and delivery by Principal of this Agreement and any Ancillary Agreement to which it is a party, the performance by Principal of its obligations hereunder or thereunder and the consummation by Principal of the transactions contemplated hereby and thereby do not require Principal or any of the Principal Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or Governmental Entity.

         4.5      COMPLIANCE WITH LAW.

                  (a) Except for violations which would not result in a Principal Material Adverse Effect, Principal and each of the Principal Subsidiaries are in compliance in all material respects with, and are not in violation or default in any material respect under, all federal, state and local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the environment; occupational health and safety; insurance companies; HMOs; PPOs; point-of-service health plans; third party administrators; the provision or arrangement for the provision of health services; employer benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination. Except as set forth in Section 4.5(a) of the Principal Disclosure Schedules, none of Principal and any of the Principal Subsidiaries has received any notice of, and to the best of their respective knowledge, there exists no threat or claim by any Governmental Entity of, any violation or default by Principal or any of the Principal Subsidiaries with respect to any of the foregoing. No material expenditures, to the knowledge of Principal, are or will be required in order to cause the current operations or properties of Principal or any of the Principal Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations at Closing.

                  (b) Principal and each of the Principal Subsidiaries have all licenses, permits, franchises or other governmental authorizations ("Principal Approvals") necessary to the ownership of their property and to the operation of their respective businesses, except where the failure to have such Principal Approvals would not result in a Principal Material Adverse Effect. None of Principal and any Principal Subsidiary has finally been denied any application for any such Principal Approvals necessary for their property or for the operation of their business. There is no action pending, or to the best knowledge of Principal, threatened or recommended by appropriate state or federal agencies having jurisdiction thereof, to either revoke, withdraw, or suspend any such Principal Approvals, or which would result in a Principal Material Adverse Effect, or to terminate the participation of Principal or any of the Principal Subsidiaries in Medicare, Medicaid, or other government program, or any decision not to renew any such Principal Approvals.

                  (c) Principal and the Principal Subsidiaries have complied in all material respects with all laws, rules, conditions of participation, and regulations governing all Medicare, Medicaid, and any other arrangements with any Governmental Entity (and/or an intermediary) and have filed all returns, cost reports and other filings in any manner prescribed thereby except where the failure to so comply, together with all other such failures, would not result in a Principal Material Adverse Effect. All returns, cost reports and other filings made by Principal and the Principal Subsidiaries since January 1, 1992 to Medicare, Medicaid or any other Governmental Entity (and/or an intermediary) or third party payor are true and complete except where the failure to be so true and complete, together with all other such failures, would not result in a Principal Material Adverse Effect. Since January 1, 1992, no deficiency in any such returns, costs reports and other filings, including deficiencies for late filings, has been asserted or to the best of Principal's knowledge, after reasonable investigation, threatened by any federal, state or local agency or instrumentality or other entities relating to Medicare or Medicaid or other government payor or third party payor claims and to the best of Principal's knowledge, after reasonable investigation, there is no basis for any successful claims or requests for recoupment from any such agency, instrumentality, entity or third party payor except for any claims or requests which, together with all other such claims or requests, would not result in a Principal Material Adverse Effect. None of Principal and any of the Principal Subsidiaries has been subject to any written finding of fraudulent procedures or practices arising out of the provision of health care insurance, managed care, claims administration, or health care services or benefits relating to Medicare, Medicaid, or any other Governmental Entity with which Principal or any of the Principal Subsidiaries has a contract to provide insurance, managed care, claims administration, or health care services or benefits, and none of Principal and any of the Principal Subsidiaries is currently subject to any pending or threatened audit relating to such fraudulent procedures or practices.

                  (d) In each state in which Principal or any of the Principal Subsidiaries operates HMOs, PPOs, point of service plans, insurance plans or other health care plans, Principal and each of the Principal Subsidiaries has filed copies of its (i) standard employer and other individual and group subscriber agreements, (ii) contracts with physicians, hospitals and other health care entities, and (iii) contracts for management and administrative services (collectively, "Principal Agreements") with the applicable state authorities to the extent required by law, including, but not limited to contracts required to be filed with the state Departments of Insurance, Departments of Health or the agencies responsible for each state's Medicaid program. Principal and each of the Principal Subsidiaries are not providing services under any Principal Agreements that have not been filed and approved by the state regulatory authorities except where the failure to so file would not result in a Principal Material Adverse Effect.

                  (e) Principal and each of the Principal Subsidiaries is operating and has operated in material compliance with all contractual, statutory, regulatory, and other requirements applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof (collectively "Principal Government Contracts"). Except as set forth in Section 4.5(e) of the Principal Disclosure Schedule, none of Principal and any of the Principal Subsidiaries is required to pay any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Government Contract, except where such claim, penalty, fine, return of premium, repayment or renegotiation would not result in a Principal Material Adverse Effect.

                  (f) Principal and each of the Principal Subsidiaries has filed all reports, filings and notices required to be filed with all applicable Departments of Insurance, Departments of Health and HMO regulatory bodies since January 1, 1992 except where the failure to so file would not result in a Principal Material Adverse Effect (as such documents have since the time of their filing been amended, the "Principal DOI Reports"). As of their respective dates, the Principal DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such Principal DOI Reports.

                  (g) None of Principal and any of the Principal Subsidiaries, nor the officers, directors, employees or agents of Principal or any of the Principal Subsidiaries, and to Principal's knowledge none of the persons who provide professional services under agreements with Principal or any of the Principal Subsidiaries (as agents of such entities) has engaged in any activities which are prohibited under Medicare or Medicaid statutes, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or, to Principal's knowledge, which are prohibited by any private accrediting organization from which Principal or any of the Principal Subsidiaries holds or seeks accreditation, including but not limited to:

                      (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                      (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                      (iii) presenting or causing to be presented a claim for reimbursement for services that is for a material fact for use in determining rights to any benefit or payment;

                      (iv) failure to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                      (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or other state health care program, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or other state health care program; or

                      (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statement contained therein not misleading) of a material fact with respect to: (i) a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided underss.1124A of the Social Security Act (42 U.S.C.ss.1320a-3).

                  (h) Reports of Examinations. Principal has delivered to Coventry copies of all reports of examinations by a Governmental Entity issued subsequent to December 31, 1995 (including draft reports not yet finalized) conducted on each Principal Subsidiary (collectively, the "Principal Reports of Examinations").

         4.6      LITIGATION AND INVESTIGATIONS. Except as disclosed on Section
4.6 of the Principal Disclosure Schedule, there is no: (i) action, suit, claim, proceeding, or investigation pending or, to Principal's knowledge, threatened against or affecting Principal or the Principal Subsidiaries, or any of its employees, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; or, to Principal's knowledge, pending, threatened against, or affecting persons or entities who perform professional services under agreement with the Principal or the Principal Subsidiaries before any professional self-governance, oversight, or regulatory body; (ii) arbitration proceeding relating to Principal or the Principal Subsidiaries pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or threatened against or directly or indirectly affecting Principal or the Principal Subsidiaries (including without limitation any inquiry as to the qualification of Principal or the Principal Subsidiaries to hold or receive any license or permit), and there is no basis for any of the foregoing as to Principal or the Principal Subsidiaries, its officers or directors or, to Principal's knowledge, as to entities or persons who perform professional services for the Principal or the Principal Subsidiaries. Except as disclosed on Section 4.6 of the Principal Disclosure Schedule, Principal has not received any opinion, memorandum, or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may be material to the business of Principal or the Principal Subsidiaries as now conducted. Principal and the Principal Subsidiaries are not in default with respect to any order, writ, injunction, or decree known to or served upon it of any court or of any federal, state, municipal, or other governmental depart ment, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by Principal and the Principal Subsidiaries pending or threatened against others. Upon Principal's receipt of written approval for the transactions contemplated herein from the applicable state and federal regulatory bodies, Principal will have complied in all material respects with all laws, rules, regulations, and orders applicable to its businesses, operations, properties, assets, products, and services, and that of the Principal Subsidiaries, and Principal and the Principal Subsidiaries has all necessary permits, licenses, and other authorizations required to conduct its businesses as conducted, the absence of which would not result in a Principal Material Adverse Effect, including but not limited to, a state license as a health maintenance organization. There is no existing law, rule, regulation, or order, or proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict the Principal and the Principal Subsidiaries from, or otherwise materially adversely affect each of Principal and the Principal Subsidiaries in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         4.7 ABSENCE OF DEFAULTS, CONFLICTS, ETC. The execution and delivery of this Agreement does not, the execution and delivery of the Ancillary Agreements will not, and the fulfillment of the terms hereof and thereof by Principal will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, profit sharing arrangement or other material agreement, contract, commitment, understanding, arrangement or restriction of Principal or any of the Principal Subsidiaries (collectively the "Principal Key Agreements and Instruments"), or the Principal Organizational Documents, or any law, ordinance, code, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over Principal or any of the Principal Subsidiaries or over their respective properties, assets or businesses. None of Principal and the Principal Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Principal Organization Documents, (ii) any Principal Key Agreement and Instrument, or (iii) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not result a Principal Material Adverse Effect.

         4.8 CHANGE IN OWNERSHIP. The consummation of the transactions contemplated by this Agreement will not result in (i) a Principal Material Adverse Effect, (ii) the loss of the benefits of any material relationship with any subscriber group, employee, union trust, or governmental program, payor or customer, physician, hospital, health care provider, claims administrator, or supplier to Principal or any of the Principal Subsidiaries, (iii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of Principal or any of the Principal Subsidiaries, or debt securities of Principal or any of the Principal Subsidiaries (collectively "Principal Commitments," and each individually a "Principal Commitment"), (iv) any obligation of Principal to grant, extend or enter into any Commitment, or (v) any right in favor of any Person to terminate or cancel any Principal Key Agreement or Instrument.

         4.9      REPORTS AND FINANCIAL STATEMENTS.

                  (a) Financial Statements. Principal has delivered to Coventry:
(i) audited consolidated balance sheets of Principal and the Principal Subsidiaries as of December 31 in each of the years 1992 through 1996 (including the notes thereto), and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the fiscal years then ended, together with the report thereon of Ernst & Young LLP, independent certified public accountants; (ii) an unaudited consolidating balance sheet of Principal and the Principal Subsidiaries as of September 30, 1997 and the related unaudited consolidating statement of income for the nine months period then ended. Such financial statements (collectively, the "Principal Financial Statements") and notes thereto (x) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (y) present fairly, in all material respect, the financial position of Principal and the Principal Subsidiaries as of the dates thereof and the results of their operations for the periods then ended, provided that the unaudited financial statements of the Company do not include the footnotes required by GAAP and are subject to year-end adjustments consistent with past practice and do not include all retroactive adjustments relating to incurred but not reported claims and enrollment related adjustments, and (z) are in all material respect, in accordance with the books of account and records of Principal and the Principal Subsidiaries except as indicated therein.

                  (b) Reports Based on Statutory Accounting. Principal has delivered to Coventry: Copies of Annual Statements filed by Principal Subsidiaries as at December 31 for each of the years 1992 through 1996 and audit reports thereon prepared by independent certified public accountants, copies of interim financial statements filed by Principal Subsidiaries with regulatory authorities for the periods ending March 31, 1997 and June 30, 1997, and a draft of such financial report for the period ending as at September 30, 1997 (collectively, the "Principal Interim Financial Statements"). Such reports (collectively, the "Principal Regulatory Statements") (i) have been prepared in accordance with statutory accounting practices applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial positions of the Principal Subsidiaries as at the dates thereof, and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim Principal Regulatory Statements, to normal year-end audit adjustments and other adjustments described therein, and (iii) are in all material respects in accordance with the books of account and records of the Principal Subsidiaries except as indicated therein.

                  (c) Derivatives, etc. None of Principal or any of the Principal Subsidiaries owns any interest in, or has any liability (including any contingent liability) with respect to, any options, puts, calls, swaps, exchange contracts or other derivatives or any other similar material off balance sheet financing arrangements or liabilities.

                  (d) IBNR Calculations. Information furnished by Principal to Coventry regarding the historical calculation of the reserves of the Principal Subsidiaries for IBNR claims was true and correct in all material respects and the methodology for calculating IBNR claims has been consistent with sound actuarial principles using accounting and reserve criteria consistently applied by the Principal Subsidiaries in calculating IBNR claims since [December 31, 1994].

         4.10     ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in
Section 4.10 of the Principal Disclosure Schedule, since December 31, 1996, there has been no (i) change or event which would result in a Principal Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Principal, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock, (iv) material loss, destruction or damage to any property of Principal or any Principal Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money,
(vi) labor trouble involving Principal or any Principal Subsidiary or any material change in their personnel or the terms and conditions of employment,
(vii) waiver of any valuable right in favor of Principal or any Principal Subsidiary, (viii) loan or extension of credit by Principal or any Principal Subsidiary to any officer or employee of Principal or any Principal Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of Principal in the ordinary course of business or (ix) acquisition or disposition of any material assets, other than Excluded Assets, (or any contract or arrangement therefor), or any other material transaction by Principal or any Principal Subsidiary otherwise than for fair value in the ordinary course of business; (x) any incurrence, assumption or guarantee by Principal or any Principal Subsidiary of any indebtedness, obligation or liability, other than in the ordinary course of business; (xi) any sale, assignment, transfer or disposition of, or any incurrence, creation or assumption of any Lien on, any material asset of Principal or any Principal Subsidiary other than in the ordinary course of business and except for guarantees by Principal of the indebtedness, obligations or liabilities of any Principal Subsidiary; (xii) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business; (xiii) (a) any increase in the rate or terms of compensation (including bonuses) payable or to become payable by Principal or any Principal Subsidiary to its directors or officers, except increases occurring in the ordinary course of business in accordance with its customary practices, (b) any material increase in the rate or terms of any Principal Plans, payment or arrangement made by Principal to, for or with any such directors or officers, except increases occurring in the ordinary course of business, (c) any employment, consulting, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, employee, agent of Principal or any Principal Subsidiary (or any amendment to any such existing agreement), (d) any grant of any severance or termination pay to any director, officer, employee, or agent of Principal or any Principal Subsidiary; (xiv) any expenditure or commitment for additions to property, plant or equipment of Principal or any Principal Subsidiary that exceeds $500,000 individually; or (xv) any contract to do any of the foregoing.

         4.11 MATERIAL CONTRACTS. Section 4.11 of the Principal Disclosure Schedule sets forth a true and complete list of each Principal Key Agreement and Instruments. Each Principal Key Agreement and Instrument and any other material contract of Principal and the Principal Subsidiaries that is currently in effect, is valid, binding and enforceable against Principal or such Principal Subsidiary and, to Principal's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

         4.12 ABSENCE OF UNDISCLOSED LIABILITIES. None of Principal and any of the Principal Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to any such party) except for obligations under agreements set forth in the Financial Statements, Section 4.12 to the Principal Disclosure Schedule and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Principal Material Adverse Effect.

         4.13     EMPLOYEES.

                  (a) Principal and the Principal Subsidiaries are in compliance in all material respects with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would result in a Principal Material Adverse Effect. Except as set forth in Section 4.13 of the Principal Disclosure Schedule, since January 1, 1996, no complaint has been filed or is pending with respect to any unfair labor practice or discriminatory employment practice against Principal or any Principal Subsidiary has been filed or, to the best of Principal's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of Principal's knowledge, threatened to be filed, against Principal or any Principal Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which Principal or any Principal Subsidiary is a party or is bound. Principal and the Principal Subsidiaries are in compliance with all applicable federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not result in a Principal Material Adverse Effect, and have received no complaints from any federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

                  (b) Except as set forth in Section 4.13 of the Principal Disclosure Schedule, the employment of all Persons employed by Principal or any of the Principal Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of Principal or any of the Principal Subsidiaries have been duly and adequately accrued on the accounting records of Principal and the Principal Subsidiaries.

         4.14     TAX MATTERS.

                  (a) All Tax Returns required under applicable law to be filed with or provided to any person by any Principal Subsidiary have been (and, as to Tax Returns not filed as of the date hereof, will be) timely filed or provided in the manner prescribed by law and such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be), true, complete and correct;

                  (b) Each Principal Subsidiary has within the time and in the manner prescribed by law paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes due and payable except for those contested in good faith and for which adequate reserves have been taken;

                  (c) Each Principal Subsidiary has established (and until the Effective Time will maintain) on their books and records (i) reserves adequate to pay all Taxes accrued but not yet due and payable and all deficiencies asserted, proposed or threatened against such Principal Subsidiary and (ii) reserves for deferred Taxes, in each case, in accordance with GAAP;

                  (d) There are no Tax liens upon the Principal Assets or the assets of any Principal Subsidiary except liens for Taxes not yet due;

                  (e) Each Principal Subsidiary has complied (and until the Effective Time will comply) with all applicable laws relating to information reporting and to the withholding of Taxes (including, but not limited to, information reporting and withholding of Taxes pursuant to Sections 1441, 1442, 3402, 3405, 3406, 6047, 6049, 6051 and 6052 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, paid all amounts required to be so withheld and paid over under all applicable laws;

                  (f) No Principal Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

                  (g) Except as set forth in Section 4.14(g) of the Principal Disclosure Schedule, (i) no Principal Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns, (ii) the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of each Principal Subsidiary or those Tax Returns have been examined by the appropriate taxing authorities for all periods through December 31, 1992, and no deficiencies, assessments or written proposals for the assessment of any Taxes have been proposed, asserted or assessed against any Principal Subsidiary that has not been resolved and paid in full;

                  (h) Except as set forth in Section 4.14(h) of the Principal Disclosure Schedule, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of any Principal Subsidiary, and (ii) no Principal Subsidiary has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of each Principal Subsidiary, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to the periods which have not been audited by the IRS or other taxing authority;

                  (i) Except as set forth in Section 4.14(i) of the Principal Disclosure Schedule, no power of attorney currently in force has been granted by any Principal Subsidiary with respect to any matter relating to Taxes;

                  (j) No Principal Subsidiary has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would result in a continuing Principal Material Adverse Effect after the Effective Time;

                  (k) Each Principal Subsidiary has made available (or, in the case of income Tax Returns not yet filed will make available) to Coventry complete and accurate copies of (i) all income Tax Returns, and any amendments thereto, filed by or on behalf of each Principal Subsidiary for all taxable years since December 31, 1994, and (ii) all audit reports received from any taxing authority relating to any Tax Return filed by or on behalf of any Principal Subsidiary;

                  (l) No Principal Subsidiary is a party to any Tax allocation or sharing agreement with any Person (other than Mutual or any Mutual Subsidiary). In addition, no Principal Subsidiary has any liability for Taxes of any Person other than such Principal Subsidiary under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

                  (m) No Principal Subsidiary is a party to any contract or arrangement that, separately or in the aggregate, could, by reason of the transactions contemplated by this Agreement, give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code;

                  (n) No election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to any Principal Subsidiary or any of their respective assets or properties;

                  (o) No Principal Asset or property of any Principal Subsidiary is property that (i) any Principal Subsidiary or any party to this transaction is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or (ii) is subject to the "alternative depreciation system" described in Section 168 of the Code;

                  (p) No Principal Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by any Principal Subsidiary and no Principal Subsidiary has proposed any such adjustment or change in accounting method;

                  (q) All transactions that could give rise to an understatement of federal income Tax (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1989) have been adequately disclosed (or, with respect to Tax Returns not yet audited will be adequately disclosed) on the Tax Returns of each Principal Subsidiary in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns filed on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989;

                  (r) As of December 31, 1996, the Principal Subsidiaries had net operating loss carryovers available to offset future income as disclosed on
Section 4.14(r) of the Principal Disclosure Schedule. Section 4.14(r) of the Principal Disclosure Schedule discloses the amount of and year of expiration of each net operating loss carryover;

                  (s) As of December 31, 1996, the Principal Subsidiaries had no Tax credit carryovers available to offset future Tax liability;

                  (t) Neither Principal nor any Principal Subsidiary has filed (or will file prior to the Effective Time) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as that term is defined in Section 341(f)(4) of the Code) that is a Principal Asset or is owned by any Principal Subsidiary;

                  (u) Neither Mutual, Holding Principal nor any Principal Subsidiary has taken any action or has any knowledge of any fact or circumstance that would, or would be reasonably likely to, adversely affect the status of (i) the Exchange as a non-taxable exchange described in Section 351 of the Code and
(ii) the Capital Contribution as a non-taxable exchange described in Section 351 of the Code; and

                  (v) Mutual is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

         4.15     EMPLOYEE BENEFIT PLANS.

                  (a) Section 4.15 of the Principal Disclosure Schedule lists each bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, disability, life insurance, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, to which Principal or any Principal Subsidiary contributes or is a party or under which it may have a liability, whether legally binding or not, which affects one or more of the employees or former employees of Principal or any Principal Subsidiary, including all "employee benefit plans" as defined by Section 3(3) of ERISA (collectively, the "Principal Plans"). All Principal Plans which are subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code shall be referred to as the "Principal Pension Plans."

                  (b) For each Principal Plan which is an "employee benefit plan" under Section 3(3) of ERISA, Mutual has delivered to Coventry correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Principal Plan.

                  (c) Neither Mutual, Principal, nor any Principal Subsidiary has any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such Principal Plan; (ii) to modify or change any such Principal Plan; or (iii) to maintain for any period of time any such Principal Plan, except as accurately and completely described in Section 4.15 of the Principal Disclosure Schedule. Section 4.15 of the Principal Disclosure Schedule contains an accurate and complete description of the funding policies (and commitments, if any) of Mutual, Principal, and the Principal Subsidiaries with respect to each such existing Principal Plan.

                  (d) Except as disclosed in Section 4.15 of the Principal Disclosure Schedule, (i) Principal and the Principal Subsidiaries have no unfunded past service liability in respect of any of the Principal Plans; (ii) the actuarially computed value of vested benefits under any Principal Pension Plan (determined in accordance with methods and assumptions utilized by the PBGC applicable to a plan terminating on the date of determination) does not exceed the fair market value of the fund assets relating to such Principal Pension Plan; (iii) neither Mutual, Principal, nor any Principal Subsidiary nor any Principal Plan nor any trustee, administrator, fiduciary or sponsor of any Principal Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; (iv) all filings, reports and descriptions as to such Principal Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, PBGC-1's and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; (v) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such Principal Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Principal Plans; (vi) such Principal Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; (vii) there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Principal Pension Plan that has not been waived by the Pension Benefit Guaranty Corporation; and (viii) each Principal Pension Plan and each Principal Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service.

                  (e) Mutual, Principal, and the Principal Subsidiaries have complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA (defined herein to mean the requirements of Section 4980B of the Code, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

                  (f) Except as disclosed in Section 4.15 of the Principal Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) result in the payment or series of payments by Principal or any Principal Subsidiary to any employee or other person of an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) entitle any employee or former employee of Principal or any Principal Subsidiary to severance pay, unemployment compensation or any other payment, and (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Principal Plan (including vacation and sick pay).

                  (g) Except as disclosed in Section 4.15 of the Principal Disclosure Schedule, none of the Principal Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Section 4980B(g) of the Code and Section 607 of ERISA.

                  (h) Neither Mutual, Principal, nor any Principal Subsidiary nor any entity required to be aggregated with either Mutual, Principal, or any Principal Subsidiary under Sections 414(b), (c), (m) or (o) of the Code (a "Principal ERISA Affiliate") has ever sponsored, participated in, contributed to or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither Mutual, Principal, nor any Principal Subsidiary nor any Principal ERISA Affiliate has ever incurred any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

                  (i) Except as disclosed in Section 4.15 of the Principal Disclosure Schedule, no Principal Pension Plan has been completely or partially terminated, or has any proceeding been instituted by the PBGC to terminate any such Principal Pension Plan; neither Mutual, Principal, nor any Principal Subsidiary nor any Principal ERISA Affiliate has incurred or presently owes any liability to the PBGC or otherwise under Title IV of ERISA (including PBGC premiums past due or excise taxes under Section 4971 of the Code), or in connection with an "accumulated funding deficiency" within the meaning of Section 302 of ERISA and Section 412 of the Code, whether or not waived.

         4.16 PATENTS, LICENSES, ETC. Principal or one of the Principal Subsidiaries either owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Principal Intellectual Property"). The Principal Intellectual Property is listed in Section 4.16 of the Principal Disclosure Schedule. None of Principal nor any of the Principal Subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this
Section 4.16 where the effect of such conflict could result in a Principal Material Adverse Effect. To Principal's best knowledge, Principal's business and the business of any Principal Subsidiary, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others and neither Principal nor any Principal Subsidiary has received notice of any such claim infringement or violation. To Principal's best knowledge, Principal and the Principal Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted. To Principal's best knowledge, no employee of Principal or any of the Principal Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer. To Principal's best knowledge, none of Principal and any of the Principal Subsidiaries, or any of their respective employees, is a party (in each case, as a defendant) to or threatened by any litigation claiming that it is infringing on any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

         4.17 TITLE TO TANGIBLE ASSETS. Except as set forth in Section 4.17 of the Principal Disclosure Schedule, Principal and the Principal Subsidiaries have good and, subject to regulatory approval, marketable title to the real and personal property they own and all rights of possession and use under all leases regarding real and personal property they lease, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become due or delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto, and do not materially impair the operations of Principal and the Principal Subsidiaries.

         4.18     REAL PROPERTY.

                  (a) Principal and/or each Principal Subsidiary owns no real property and leases the real property used with respect to the Principal Subsidiaries described on Section 4.18(a) of the Principal Disclosure Schedule (collectively, the "Principal Properties").

                  (b) None of Principal or Principal Subsidiary has engaged in or allowed the generation, production, use, handling, manufacture, treatment, storage, disposal, arranging for disposal or release of any Hazardous Substances on, in or under the Principal Properties, except for the use, handling or storage in accordance with applicable federal, state and local environmental laws of quantities thereof similar to those quantities usually kept on similar premises by others in the same business or profession as Principal. To the best knowledge of Principal, there is no past or present action, activity, event, condition or circumstance that could be expected to give rise to any liability by Principal under any Applicable Environmental Law, any other statute relating to the environment, or any common law liability relating to the environment, including without limitation liability related to the presence of any Hazardous Substances on, in or under any real property or improvements now or heretofore owned, leased, used or controlled by Principal, and also including liability related to the use, handling, storage, generation, production, manufacture, treatment, release, disposal or arranging for disposal of any Hazardous Substances by or on behalf of Principal, and liability arising by operation of contract or law. Except as set forth in Section 4.18(b) of the Principal Disclosure Schedule, no permits, registrations, licenses, authorizations, approvals or filings are required under any Applicable Environmental Law with respect to the operation of Principal's business, including any such items as would be required for the use, handling, storage, generation, production, manufacture, treatment, release, disposal or arranging for disposal of any Hazardous Substance or other materials. With respect to items listed in Section 4.18(b) of the Principal Disclosure Schedule, if any, such items are current and Principal is in compliance with all terms and conditions therein.

                  (c) Principal has delivered to Coventry correct and complete copies of the leases and subleases (as amended to date) listed in Section 4.18(a) of the Principal Disclosure Schedule. With respect to each such lease and sublease:

                      (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                      (iii) to Principal's knowledge, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (iv) no party to the lease or sublease has repudiated any provision thereof;

                      (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                      (vi)     with respect to each sublease, the
                               representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                      (vii) none of Principal and the Principal Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                      (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                      (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                      (x) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         4.19 INSURANCE. The Principal Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Principal Subsidiaries and customary in light of such companies' respective exposure. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

         4.20 TRANSACTIONS WITH RELATED PARTIES. Other than transactions entered into on an arm's length basis, none of Principal and any Principal Subsidiary is a party to any agreement with any of their employees, directors, officers or shareholders or any affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person),
(iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. None of Principal and any Principal Subsidiary employs as an employee or engages as a consultant any family member of any of the directors or officers of Principal or any Principal Subsidiary.

         4.21 INTEREST IN COMPETITORS. None of Principal and any Principal Subsidiary, nor any of their respective officers or, to the best of their knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than Mutual or any of its affiliates that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by Principal or any of the Principal Subsidiaries (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of Principal or any Principal Subsidiary.

         4.22 BROKERAGE. Except as set forth on Section 4.22 of the Principal Disclosure Schedule, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Principal.

         4.23 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. None of Principal and any of the Principal Subsidiaries nor, to the best of Principal's knowledge (after reasonable inquiry of its executive officers and directors), any of the current officers and directors of Mutual, Principal or any of the Principal Subsidiaries has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services,
(a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political or political action committee contributions not involving the use of funds of Principal or any of the Principal Subsidiaries and except for contributions made in accordance with applicable state law.

         4.24 MATERIAL FACTS. This Agreement, the schedules furnished pursuant to the Principal Disclosure Schedule, Ancillary Agreements and the other agreements, documents, certificates or written statements furnished or to be furnished to Coventry through the Closing Date by or on behalf of Principal and the Principal Subsidiaries in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to Principal and which has not been disclosed herein or otherwise in writing by Principal to Coventry which would result in a Principal Material Adverse Effect.

         4.25 PRINCIPAL MATERIAL ADVERSE EFFECT. As used in this Agreement, the term "Principal Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, prospects, condition or results (financial or otherwise) of Principal and the Principal Subsidiaries taken as a whole.

                                       5.
                    REPRESENTATIONS AND WARRANTIES OF MUTUAL

         Mutual represents and warrants to Coventry and Newco that except as expressly set forth in the correspondingly numbered section on the disclosure schedule delivered with the execution hereof to Coventry (the "Mutual Disclosure Schedule") to the extent specifically disclosed with respect to the representation to which such exception applies:

         5.1      CORPORATE ORGANIZATION.

                  (a) Mutual is a mutual insurance company duly organized, validly existing and in good standing under the laws of the State of Iowa.

                  (b) Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

                  (c) All of the issued and outstanding shares of capital stock of Principal are owned by Holding free and clear of any lien, security interest, hypothecation, pledge, encumbrance or other restriction. All of the issued and outstanding shares of capital stock of Holding are owned by Mutual free and clear of any lien, security interest, hypothecation, pledge, encumbrance or other restriction. There are no shares of capital stock or any other equity security of Principal or Holding issuable upon conversion, exchange or exercise of any security of Principal or any Principal Subsidiary and no rights, options, calls or warrants outstanding or other agreements to acquire shares of capital stock or other equity securities of Principal or Holding.

                  (d) Mutual has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to carry on the Mutual Indemnity Business as now conducted. Each of Holding and Mutual has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (e) Mutual has filed all necessary documents to qualify to operate the Mutual Indemnity Business as a foreign corporation in, and is in good standing under the laws of each jurisdiction in which the conduct of the Mutual Indemnity Business or the nature of the property owned requires such qualification, except where the failure to so qualify would not result in a Mutual Material Adverse Effect.

         5.2 VALIDITY OF MUTUAL INDEMNITY AGREEMENTS. Exhibit 4 hereto sets forth a true and complete list of the Mutual Indemnity Agreements as of September 30, 1997. Each Mutual Indemnity Agreement is valid and in full force and effect on such date.

         5.3 CORPORATE PROCEEDINGS, ETC. Each of Mutual and Holding has the requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and each Ancillary Agreement to which it is a party.

The execution and delivery of this Agreement and each Ancillary Agreement by each of Mutual and Holding, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Mutual and Holding that are necessary to authorize this Agreement or any Ancillary Agreement. This Agreement has been duly executed and delivered by each of Mutual and Holding and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Mutual and Holding, enforceable against each of Mutual and Holding in accordance with its respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. As of the Closing Date, each Ancillary Agreement will have been duly executed and delivered to Mutual by Coventry, and, subject to the due execution and delivery of such agreements by the other parties thereto, each Ancillary Agreement executed by Mutual constitutes the legal, valid and binding obligation of Mutual and Holding, enforceable against each of Mutual and Holding in accordance with its respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

         5.4      CONSENTS AND APPROVALS.

                  (a) Except as set forth in Section 5.4(a) of the Mutual Disclosure Schedule, the execution and delivery by each of Mutual and Holding of this Agreement and any Ancillary Agreement to which it is a party, the performance by Mutual and Holding of its respective obligations hereunder or thereunder and the consummation by Mutual and Holding of the transactions contemplated hereby and thereby do not require Mutual or Holding to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or Governmental Entity.

                  (b) Mutual hereby represents that, as the sole shareholder of Holding, it has approved the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Holding is a party and that Holding, as the sole shareholder of Principal, has approved the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Principal is a party.

         5.5      COMPLIANCE WITH LAW.

                  (a) Mutual is in compliance in all material respects with, and is not in violation or default in any material respect under, all federal, state and local laws, ordinances, government rules and regulations applicable to the Mutual Indemnity Business. Mutual has no knowledge of any actual or claimed violation or default with respect to any of the foregoing. No material expenditures, to the knowledge of Mutual, are or will be required in order to cause the Mutual Indemnity Business to comply with any applicable laws, ordinances, governmental rules or regulations at Closing.

                  (b) Mutual has all licenses, permits, franchises or other governmental authorizations ("Mutual Approvals") necessary to the operation of the Mutual Indemnity Business,

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



which if violated or not obtained would not result in a Mutual Material Adverse Effect. Mutual has not been finally denied any application for any such Mutual Approvals necessary for performance under the Mutual Indemnity Business. There is no action pending, or to the best knowledge of Mutual, threatened or recommended by appropriate state or federal agencies having jurisdiction thereof, to either revoke, withdraw, or suspend any such Mutual Approvals, or which would result in a Mutual Material Adverse Effect.

                  (c) Mutual is operating and has operated in material compliance with all contractual, statutory, regulatory, and other requirements applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof (collectively "Mutual Government Contracts") with respect to each of the Mutual Indemnity Agreements that is a Mutual Government Contract. Except as set forth in Section 5.5(c) of the Mutual Disclosure Schedule, Mutual is not subject to any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Mutual Government Contract, except where such claim, penalty, fine, return of premium, repayment or renegotiation would not result in a Mutual Material Adverse Effect.

                  (d) Mutual has filed all reports, filings and notices required to be filed with respect to the Mutual Indemnity Business with all applicable Departments of Insurance since January 1, 1992 except where the failure to so file would not result in a Mutual Material Adverse Effect (as such documents have since the time of their filing been amended, the "Mutual DOI Reports"). As of their respective dates, the Mutual DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such Mutual DOI Reports, except where the failure to do so would result in a Mutual Material Adverse Effect.

         5.6 LITIGATION. Except as disclosed in Section 5.6 of the Mutual Disclosure Schedule, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of Mutual's knowledge, threatened against or affecting the Mutual Indemnity Business, except for actions, suits, arbitrations, investigation, inquiries or proceedings that would not result in a Mutual Material Adverse Effect. Except as set forth in
Section 5.6 of the Mutual Disclosure Schedule, there are no formally initiated grievances or litigation pending against Mutual relating to the Mutual Indemnity Business involving claims from accounts, clients, covered persons, or enrollees relating to coverage of health claims or any claim for punitive, exemplary or other extra-contractual damage except for grievances, litigation or claims which would not result in a Mutual Material Adverse Effect. Mutual is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which would result in a Mutual Material Adverse Effect.

         5.7 ABSENCE OF DEFAULTS, CONFLICTS, ETC. The execution and delivery of this Agreement and the Coinsurance Agreement will not, and the fulfillment of the terms hereof and thereof by Mutual will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any of the Mutual Indemnity Agreements, or any law, ordinance, code, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over Mutual or over the Mutual Indemnity Business. Mutual is not in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Mutual Indemnity Agreements, or (ii) any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, except, in the case of this clause (ii), for defaults or violations which would not result in a Mutual Material Adverse Effect.

         5.8 PREMIUM INFORMATION. The earned premium of Mutual with respect to the portion of the Mutual Indemnity Business identified on Exhibit 4(a) during the period beginning on January 1, 1997 and ending on September 30, 1997 was approximately $432 million.

         5.9 OWNERSHIP OF COVENTRY COMMON SHARES. Other than the 29,800 shares of Coventry Common Stock owned by Invista Capital Management, Inc., an indirect wholly-owned subsidiary of Mutual, neither Mutual nor any affiliate thereof owns any shares of Coventry Common Stock or any securities exercisable for or convertible into shares of Coventry Common Stock.

         5.10 ABSENCE OF UNDISCLOSED LIABILITIES. The Mutual Indemnity Business is not subject to any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to any such party) except for obligations set forth in the Mutual Disclosure Schedule, none of which (individually or in the aggregate) could result in a Mutual Material Adverse Effect.

         5.11 BROKERAGE. Except as set forth on Section 5.11 of the Mutual Disclosure Schedule, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Mutual or Holding.

         5.12 MUTUAL MATERIAL ADVERSE EFFECT. As used in this Agreement, the term "Mutual Material Adverse Effect" shall mean any material adverse effect on the Mutual Indemnity Business taken as a whole.

                                       6.
                                    COVENANTS

         6.1 ACQUISITION PROPOSALS. Prior to the Effective Time, Mutual, Holding, Principal and Coventry each agree (a) that none of them nor any of their Subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, share exchange, acquisition, consolidation or similar transaction directly or indirectly involving, or any purchase or acquisition, directly or indirectly, of all or any significant portion of the assets or any equity securities of, Principal or any of the Principal Subsidiaries or Coventry or any of the Coventry Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that they and each of them will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that they and each of them will notify the other parties hereto immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it. Notwithstanding the foregoing, any reorganization of Mutual shall not violate the provisions of this
Section 6.1 if such reorganization shall not result in any transfer of the Principal Assets or Mutual Indemnity Agreements to any Person who is not an Affiliate of Mutual and any such transferee agrees to be bound by the provisions of this Agreement.

         Notwithstanding anything to the contrary contained in this Section 6.1 or in any other provision of this Agreement, Coventry and its Board of Directors
(i) may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information to any third party making an unsolicited written Acquisition Proposal that the Board determines is a bona fide offer (a "Potential Acquiror") if Coventry's Board of Director's is advised by a nationally recognized investment banking firm designated by Coventry and reasonably acceptable to Mutual that such Potential Acquiror has the financial wherewithal to consummate such an Acquisition Proposal (or that it is confident that such Potential Acquiror will be capable of consummating such Acquisition Proposal) provided that (a) the Board determines in good faith, after receiving advice from such financial advisor, that such third party has submitted to Coventry an Acquisition Proposal which is a superior proposal to the transactions contemplated under this Agreement (a "Superior Proposal"), and (b) the Board determines in good faith, based upon advice of its outside legal counsel, that participation in such discussions or negotiations or furnishing such information is necessary to fulfill the Board's fiduciary duties under applicable law. The Board shall be entitled to withdraw its recommendation in favor of the transactions contemplated by this Agreement, and to approve and recommend acceptance by shareholders of an unsolicited written Acquisition Proposal that is a Superior Proposal if the Board determines in good faith that such actions are in the best interests of its shareholders, and, based upon advice of its outside counsel the Board determines in good faith that such approval is necessary to fulfill the Board's fiduciary duty under applicable law, and provision is made by Potential Acquiror to pay the fee provided in Section 8.5(b) at the time therein specified. Coventry agrees that any non-public information furnished to a Potential Acquiror will be pursuant to a confidentiality agreement substantially similar to the confidentiality provisions of the confidentiality agreement entered into between Coventry, Mutual and Principal. In the event that Coventry shall determine to provide any information as described above, or shall receive any such unsolicited Acquisition Proposal, it shall promptly inform Mutual in writing as to the fact that information is to be provided and shall furnish to Mutual the identity of the recipient of such information and/or the Potential Acquiror and the terms of such Acquisition Proposal, except to the extent that the Board determines in good faith, based upon advice of its outside legal counsel, that any such action described in this sentence would violate such Board's fiduciary duties under, or otherwise violate, applicable law. Coventry will keep Mutual reasonably informed of the status (including amendments or proposed amendments) of any such Acquisition Proposal except to the extent that the Board determines in good faith, based upon advice of its outside legal counsel, that any such action would violate such Board's fiduciary duties under, or otherwise violate, applicable law.

         6.2 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Exchange and Capital Contribution and the other transactions contemplated by this Agreement and each of the Ancillary Agreements.

         6.3 CONDUCT OF BUSINESSES. Prior to the Effective Time, except as set forth in the Principal Disclosure Schedule or the Coventry Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the other party has consented in writing thereto, which consent shall not be unreasonably withheld, each of Newco, Coventry and Principal shall, and shall cause each of its respective Subsidiaries to:

                  (a) conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (c) confer on a regular basis with one or more representatives of the other parties hereto to report operational matters of materiality and any proposals to engage in material transactions;

                  (d) not amend its respective Organizational Documents;

                  (e) notify promptly the other parties hereto of any material change in the condition (financial or otherwise), business, properties, assets, liabilities or prospects, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (f) deliver promptly to the other parties hereto true and correct copies of (i) with respect to Coventry, any report, statement or schedule filed with the Commission; (ii) with respect

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



to Principal, (A) audited financial statements, together with a report thereon of Ernst & Young LLP, independent certified public accountant, prepared for the period ending December 31, 1997 and delivered to Coventry on or before March 15, 1998;

                  (g) not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, other than options granted to new employees hired after the date hereof under the Coventry Stock Option Plans, (iii) except as contemplated by the provisions hereof increase any compensation to employees or enter into or amend any employment agreement with any of its present or future officers or directors, except for normal increases consistent with past practice, the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs or officers that shall be hired after the date hereof in the usual, regular and ordinary course of business and changes to existing Coventry employment agreements approved by its Board of Directors as consideration for the waiver by employee parties thereto of the acceleration of the vesting thereof resulting from consummation of the transactions contemplated by this Agreement, or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which do not increase the benefits to participants in such plans and except as contemplated herein;

                  (h) not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (except, in the case of Coventry, any dividends owing on the Coventry Preferred Stock and, in the case of Principal, cash dividends) or (ii) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

                  (i) not acquire, except as expressly contemplated by this Agreement or as disclosed in the Principal Disclosure Schedule or Coventry Disclosure Schedule, direct or indirect control over any corporation, association, firm or organization, other than in connection with mergers, acquisitions, or other transactions approved in writing in advance by the other, or involving consideration valued in the aggregate not in excess of (i) with respect to Coventry, $10,000,000 for all such transactions and (ii) with respect to Principal, $10,000,000 for all such transactions;

                  (j) execute, with respect to Principal, a Restructuring Plan, in the form as developed by Principal with the reasonable approval of Coventry;

                  (k) not enter into or amend any material agreement (including, without limitation, any agreement with its senior lenders);

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



                  (l) not (i) sell, lease or otherwise dispose of any of its assets (except for Excluded Assets) which are material, individually or in the aggregate, except in the ordinary course of business or (ii) sell any capital stock of any of its Subsidiaries;

                  (m) not take any actions that would, or would be reasonably likely to, adversely affect the status of (i) the Exchange as a non-taxable exchange described in Section 351 of the Code and (ii) the Principal Contribution as a non-taxable exchange described in Section 351 of the Code;

                  (n) inform the other parties hereto regarding (i) the progress of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes or (ii) any change of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1996, except as may be required by law; and

                  (o) not (i) make or rescind any material express or deemed election relating to Taxes of the Principal Subsidiaries or (ii) make a request for a Tax Ruling or enter into a Closing Agreement, settlements or compromise with respect to any material Tax matter or respect of the Principal Subsidiaries.

         6.4 CONDUCT OF BUSINESSES. Prior to the Effective Time, except as set forth in the Mutual Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Coventry has consented in writing thereto (which consent shall not be unreasonably withheld), Mutual shall (with respect to the Mutual Indemnity Business):

                  (a) conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them; and

                  (c) promptly notify the other parties hereto of any material change in the condition (financial or otherwise), business, properties, assets, liabilities or prospects, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein.

         6.5 REGISTRATION STATEMENT. Mutual, Principal and Coventry shall cooperate and promptly prepare and Coventry shall file with the Commission as soon as practicable a Registration statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to Newco Common Stock issuable in the Exchange, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the shareholders of Coventry in connection with the Exchange (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder. Coventry shall use its best efforts, and Principal will cooperate with Coventry, to have the Form S-4 declared effective by the Commission as promptly as practicable. Coventry shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Coventry will use its best efforts to cause the Proxy Statement/Prospectus to be mailed to Coventry's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Coventry agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting(s) of shareholders of Coventry, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Coventry in reliance upon and in conformity with written information concerning Principal furnished to Coventry by Principal specifically for use in the Proxy Statement/Prospectus. Principal agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting(s) of shareholders of Coventry, or, in the case of information provided by Principal for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Coventry or Principal without the approval of the other party. Coventry will advise Principal, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Coventry Common Stock issuable in connection with the Exchange and the Capital Contribution for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information.

         6.6      FINANCIAL STATEMENTS.

                  (a) As soon as practicable after the date hereof but in no event later than November 30, 1997, Mutual and Principal shall cause Ernst & Young LLP to prepare and deliver to Coventry financial statements prepared in conformity with the requirements of, and for the periods indicated in, Rule 3-05 of Regulation S-X under the Securities Act for Form S-4 with respect to the Principal Assets together with an auditor's report and consent in the form required by Regulation S- X, for use by Coventry in the preparation of the Form S-4 and Proxy Statement/Prospectus; and

                  (b) Mutual and Principal shall cause Ernst & Young, LLP to prepare and deliver on a timely basis, any other financial statements as may be required.

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



         6.7 LISTING APPLICATION. Newco shall promptly prepare and submit to the NASDAQ a listing application for qualification of the shares of Newco Common Stock issuable in the Exchange, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Newco Common Stock, subject to official notice of issuance.

         6.8 MEETING OF COVENTRY'S SHAREHOLDERS. Coventry will take all action necessary in accordance with applicable law and its Charter and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Coventry shall recommend such approval and Coventry shall take all lawful action to solicit such approval; including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 6.5 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Coventry in accordance with the provisions of Section 6.1 hereof. It shall be a condition to the mailing of the Proxy Statement/Prospectus that (i) Coventry shall have received (A) an opinion of Credit Suisse First Boston Corporation ("First Boston"), dated the date of the Proxy Statement/Prospectus, to the effect that, as of the date thereof, the consideration to be paid by Newco pursuant to the Exchange is fair to Coventry's shareholders from a financial point of view (the "Coventry Fairness Opinion") and (B) a "comfort" letter from Ernst & Young LLP, independent public accountants for Principal, dated the date of the Proxy Statement/Prospectus, with respect to the financial statements of Principal and any others as may be required to be included in the Proxy Statement/Prospectus, substantially in the form described in Section 7.2(b) (the "Principal Comfort Letter").

         6.9 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, each of Principal and Coventry shall: (a) promptly make its own, and use its reasonable best efforts in cooperating with the other party with respect to such other party's, filings and any other required submissions under the Securities Act, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Exchange and the Capital Contribution; and (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any approvals or filings required under laws, rules or regulations governing insurance and insurance companies, HMOs, PPOs, health care services plans, third party administrators or other managed health care organizations and all Forms A required in connection with the transaction contemplated under this Agreement, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations.

         6.10     INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, Mutual, Holding and Principal each will keep Coventry advised of all material developments relevant to the Mutual Indemnity Business and the

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



Principal Assets and to consummation of the transactions contemplated by this Agreement and make or cause to be made such investigation, if any, of the business and properties of Coventry and the Coventry Subsidiaries and of their respective financial and legal condition as Mutual or Principal reasonably deems necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Principal agrees to furnish Coventry and Coventry's advisers with such financial and operating data and other information with respect to its businesses, properties, and employees as Coventry shall from time to time reasonably request. No investigation by Coventry shall affect the representations and warranties of Mutual, Holding and Principal made hereunder. Coventry shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by Mutual, Holding and Principal concerning their respective business, operations, and financial condition and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, Coventry shall promptly return all documents and copies thereof, and all work papers containing confidential information received from Mutual, Holding and Principal.

                  (b) Prior to the Effective Time, Coventry will keep Mutual and Principal advised of all material developments relevant to its business and to consummation of the transactions contemplated by this Agreement and make or cause to be made such investigation, if any, of the Mutual Indemnity Business, Principal Assets and business and properties of Principal and the Principal Subsidiaries and of their respective financial and legal condition as Coventry reasonably deems necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Coventry agrees to furnish Mutual's and Principal's advisers with such financial and operating data and other information with respect to its businesses, properties, and employees as either Mutual or Principal shall from time to time reasonably request. No investigation by either Mutual or Principal shall affect the representations and warranties of Coventry. Mutual and Principal shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by Coventry concerning its business, operations, and financial condition and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, Mutual and Principal shall promptly return all documents and copies thereof, and all work papers containing confidential information received from Coventry.

         6.11 PUBLICITY. All press releases relating to this Agreement issued by Newco, Mutual, Principal and Coventry shall, subject to their respective legal obligations (including requirements of the NASDAQ NMS and other similar regulatory bodies), agree upon the text of any press release, before issuing any such press release or otherwise making public or similar statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto; provided, however, that at all times Newco shall comply with the provisions of the License

Agreement. Mutual, Principal and Coventry shall mutually agree upon guidelines and adhere to such guidelines before making statements to their respective employees.

         6.12 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated by this Agreement.

         6.13 EXPENSES. Whether or not the Exchange or Capital Contribution are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus shall be shared equally by Principal and Coventry.

         6.14     GOVERNANCE.

                  (a) Coventry shall take all action necessary to cause the directors comprising the full Board of Directors of Newco at the Effective Time to consist of 15 directors and shall take all such action necessary to cause Newco's Board of Directors to consist of the nine members of the Board of Directors of Coventry and six Persons (the "Principal Directors") as shall be designated by Principal at or before the Closing Date.

                  (b) Newco's Board of Directors shall take all action necessary to cause each of the Audit Committee, Finance Committee and Compensation Committee of the Board of Directors to consist of three members, one of which shall be nominated by the Principal Directors.

                  (c) Newco's Board of Directors shall take all action necessary to elect the following individuals as officers of Coventry at the Effective
Time: (i) Allen F. Wise shall be Chief Executive Officer and Chairman of the Board of Directors; and (ii) Kenneth J. Linde shall be President and Chief Operating Officer.

         6.15 EMPLOYMENT AGREEMENT. Prior to the Effective Time, Newco shall:

                  (a) assume Coventry's Employment Agreement with Allen F. Wise, except that he shall serve as Chairman and Chief Executive Officer of Newco;

                  (b) tender to Kenneth J. Linde an Employment Agreement in the form of Exhibit 6 hereto for execution, such employment agreement to be effective at the Effective Time.

         6.16 CORPORATE HEADQUARTERS. As soon as practicable after the Effective Time, Newco will locate its headquarters at Principal's facilities in Bethesda, Maryland located at 6705 Rockledge Drive, Suite 100, Bethesda, Maryland 20817.

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




         6.17     CERTAIN BENEFITS.

                  (a) As of the Closing Date, the Principal Subsidiaries shall cease to be adopting employers of all Principal Plans (including Principal Pension Plans) as defined in Section 4.15(a) of this Agreement sponsored by Mutual or Principal, and Mutual and Principal shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation. Such Plans shall include all Principal Plans (including Principal Pension Plans) listed in Section 4.15 of the Principal Disclosure Schedule and any Principal Plans (including Principal Pension Plans) not listed on such schedule sponsored by Mutual or Principal, including without limitation, the following Plans: (i) the Principal Health Care, Inc. Pension Plan (the "Defined Benefit Plan"); (ii) the Principal Health Care, Inc. Select Savings Plan (the "401(k) Plan"); (iii) the Principal Health Care, Inc. Supplemental Executive Retirement Plan (the "Defined Benefit Plan SERP"); (iv) the Principal Health Care, Inc. Select Savings Excess Plan (the "401(k) Plan SERP"); and (v) the Principal Welfare Benefit Plan for Employees (the "Welfare Plan").

                  (b) Notwithstanding any other provision in this Agreement, none of Coventry, Newco and any of the Principal Subsidiaries shall assume any of the Principal Plans (including Principal Pension Plans) sponsored by Mutual or Principal, including without limitation, the Defined Benefit Plan, the 401(k) Plan, the Defined Benefit Plan SERP, the 401(k) Plan SERP, and the Welfare Plan, or any past, current or future liabilities or obligations with respect to any such Principal Plans or with respect to any Principal Pension Plan subject to Title IV of ERISA in which either Mutual, Principal, any Principal Subsidiary, or any ERISA Affiliate as defined in Section 4.15(h) of this Agreement has ever sponsored, participated in, contributed to or withdrawn from, and neither Mutual nor Principal shall be relieved of any such liabilities or obligations.

         6.18 ANCILLARY AGREEMENTS. At or before the Closing, each of the parties hereto covenants and agrees that it will enter into all of the following agreements to which it is a party (collectively, together with the employment agreements referenced in Section 6.15 hereto, the Coinsurance Agreement referenced in Section 1.6 hereto, and the Assignment and Assumption Agreement referenced in Section 1.5 hereto the "Ancillary Agreements"):

                  (a) Newco's Rights Agreement, substantially in the form attached as Exhibit hereto (the "Rights Amendment");

                  (b) Renewal Rights Agreement between Coventry Health and Mutual, substantially in the form attached as Exhibit hereto (the "Renewal Rights Agreement");

                  (c) Transition Agreement between Newco and Mutual, substantially in the form attached as Exhibit hereto (the "Transition Agreement");

                  (d) Management Services Agreement between Newco and Mutual, substantially in the form attached as Exhibit hereto (the "Service Agreement");

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



                  (e) Shareholders' Agreement between Newco, Principal and Mutual, substantially in the form attached as Exhibit hereto (the "Shareholders' Agreement");

                  (f) Tax Benefit Restitution Agreement between Newco and Mutual, substantially in the form attached as Exhibit hereto (the "Tax Benefit Agreement").

                  (g) License Agreement between Newco and Mutual, substantially in the form attached as Exhibit hereto (the "License Agreement").

                  (h) Marketing Service Agreement between Mutual and Newco, substantially in the form attached as Exhibit hereto ("Marketing Agreement").

         6.19     TANGIBLE NET VALUE.

                  (a) Prior to the Effective Time, (i) Coventry shall conduct further review of the balance sheet of Principal and/or any of the Principal Subsidiaries, and Principal and Coventry shall consult concerning certain adjustments to the balance sheet, if any, and a corresponding decrease in stockholder's equity ("Net Worth Decrease") of Principal and the Principal Subsidiaries, on a consolidated basis, which Net Worth Decrease Coventry believes to be appropriate after consultation with Arthur Andersen LLP, in order for such balance sheet to be in accordance with GAAP; and (ii) Principal and Mutual shall conduct further review of Coventry's reserves for contingent FEHBP liabilities, and if such reserves are considered to be inadequate by Principal and Mutual, Principal and Mutual shall conduct further review of all of Coventry's claims reserves and determine certain adjustments, if any, to such reserves ("Reserve Adjustment") which they believe to be appropriate after consultation with Ernst & Young LLP. If the parties shall agree on the amount of the Net Worth Decrease and the amount of the Reserve Adjustment, the Reserve Adjustment shall reduce the Net Worth Decrease, but not less than zero. If the parties shall not agree on the amount of Net Worth Decrease and the amount of the Reserve Adjustment, such amounts shall be determined in accordance with
Section 6.19(c).

                  (b) As used herein, the term "Tangible Net Value" shall mean the difference as of immediately prior to the Effective Time between (x) the aggregate book value of the tangible Principal Assets calculated in accordance with GAAP, consistent with the accounting principles applied in Principal's financial statements as adjusted pursuant to Section 6.19(a) hereof and (y) the aggregate book value of the Assumed Liabilities calculated in accordance with GAAP, consistent with the accounting principles applied in Principal's financial statements as adjusted pursuant to Section 6.19(a) hereof.

                  (c) At or promptly after the Effective Time (and in any event, within 45 days), Arthur Andersen LLP shall prepare and deliver to each of Newco, Mutual and Ernst & Young LLP a balance sheet (the "Closing Balance Sheet") that sets forth the Tangible Net Value. If the parties cannot agree on the Net Worth Decrease or the Reserve Adjustment, or the calculation of the Tangible Net Value on the Closing Balance Sheet on or before the 30th day immediately following

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



receipt of the Closing Balance Sheet, then Arthur Andersen LLP and Ernst & Young LLP shall seek to reach such agreement and if those two firms cannot reach agreement as to the Net Worth Decrease, the Reserve Adjustment and/or Tangible Net Value, as applicable, on or before the 60th day following receipt of the Closing Balance Sheet, then they shall appoint a third nationally recognized accounting firm to calculate such amounts. Such accounting firm selected in accordance with the foregoing provisions shall promptly prepare and deliver to each of Newco and Mutual a revised Closing Balance Sheet that sets forth the amounts in controversy. Any determination of the amounts in accordance with the provisions of this Section 6.19(c) shall be final and binding on the parties hereto.

                  (d) If the Tangible Net Value shall be less than $103,000,000 (the "Target Value"), then Principal and/or Mutual shall deliver to Newco cash by wire transfer of immediately available funds in an amount equal to the difference between the Tangible Net Value and the Target Value promptly after the 30th day immediately following receipt of the Closing Balance Sheet or, if later, promptly after the determination of the Tangible Net Value in accordance with the provisions of Section 6.19(c) hereof. If the Tangible Net Value shall be greater than the Target Value, then Newco shall deliver to Principal cash by wire transfer of immediately available funds in an amount equal to the difference between the Tangible Net Value and the Target Value.

         6.20     TAXES.

                  (a) Except as contemplated by this Agreement, on or prior to the Closing Date, Principal and Mutual shall terminate any tax-sharing agreements or similar arrangements with respect to or involving the Principal Subsidiaries after settling all obligations thereunder. The Principal Subsidiaries shall not thereafter be bound thereby or have any liability thereunder for amounts due in respect of Pre-Acquisition Date Tax Periods, except as provided in Section 6.20(b).

                  (b) Coventry and Principal acknowledge that the Principal Subsidiaries will be required to join in the filing of a consolidated federal income tax return with Mutual for the period from January 1, 1997, to the Effective Time. Mutual shall be responsible for paying the actual federal income Tax due for the Principal Subsidiaries for the period in 1997 ending on the Effective Time. In the determination of Tangible Net Value pursuant to Section 6.20(b), the Closing Balance Sheet shall not reflect any liability for the portion of such federal income Tax of the Mutual consolidated group for 1997 attributable to Principal or the Principal Subsidiaries.

                  (c) For any state or local income, franchise or other Tax Return of a Principal Subsidiary that involves a period beginning before and ending after the Effective Time (a "Straddle Period"), regardless of who pays the Tax to the governmental authority, Principal shall be responsible for the portion of the Tax attributable to the Pre-Acquisition Date Tax Period (except for premium taxes) and Coventry shall be responsible for the portion of the Tax attributable to the Post- Acquisition Date Tax Period. The allocation of total Tax paid in connection with any such Tax Return between the Pre-Acquisition Date Tax Period and the Post-Acquisition Date Tax Period shall be in proportion to the number of days in each such period. For premium taxes, the allocation of total Tax paid between the Pre-Acquisition Date Tax Period and the Post-Acquisition Date Tax Period

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



shall be based on the gross premiums (or other measure of such Tax) received during the Pre- Acquisition Date Tax Period and the Post-Acquisition Date Tax Period, respectively, with such premiums being pro-rated on a daily basis for the month within which the Effective Time falls. If Coventry or the Principal Subsidiary should pay more Tax after the Effective Time with regard to a Tax Return for a Straddle Period than required by the foregoing allocation, then Principal shall reimburse Coventry or the Principal Subsidiary for the excess amount paid by Coventry or the Principal Subsidiary after the Effective Time. If Principal or the Principal Subsidiary should pay more Tax before the Effective Time with regard to a Return for a Straddle Period than required by the foregoing allocation, then Coventry shall reimburse Principal for the excess amount paid by Principal or the Principal Subsidiary before the Effective Time.

                  (d) Mutual shall have the right to pursue and shall be entitled to retain, or receive from Newco or any of its Subsidiaries (including the Principal Subsidiaries) prompt payment of, any overpayment, refund or credit of Taxes for any and all Pre-Acquisition Date Tax Periods. If Newco or any of its Subsidiaries (including the Principal Subsidiaries) receives a Tax refund to which Mutual is entitled pursuant to this Agreement, Newco or the Subsidiary, as the case may be, shall pay or cause the recipient to pay the amount of such refund (including any interest received thereon) to such other party within 10 days after receipt thereof. Within 90 days after the end of each taxable year following the Closing Date, Newco shall have its tax officer tender to Mutual a statement showing the aggregate amount of all Tax refunds received to which Mutual is entitled.

                  (e) Upon request, Newco shall promptly provide (and cause any of its Subsidiaries, including the Principal Subsidiaries, to provide) Mutual with such cooperation and assistance, documents and other information, without charge, as it may reasonably request in connection with the pursuit of any overpayment, refund or credit described in Section 6.20(d).

                  (f) For purposes of this Agreement,

                      (i) The term "Post-Acquisition Date Tax Period" means, with respect to any period which includes but does not end on the Effective Time, the portion of such period which begins on the Effective Time.

                      (ii) The term "Pre-Acquisition Date Tax Period" means any of the following periods: (A) any period which begins before and ends on or before the Effective Time; and (B) for any period which includes but does not end on the Effective Time, the portion of such period which ends on the Effective Time.

                      (iii) "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                      (iv) "Taxes," as used in this Agreement, shall mean any federal, state, county, local or foreign taxes, charges, fees, levies, or other

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                               assessments, including all net income, gross
                               income, premium, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, custom duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any Governmental Entity, whether imposed directly on a Person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

                      (v) "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes.

                      (vi) "Tax Return," as used in this Agreement, shall mean a report, return or other information required under any applicable law to be filed or provided to any Person with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Coventry or any Coventry Subsidiary.

                                       7.
                                   CONDITIONS

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligation of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver signed by each of the parties hereto, at or prior to the Closing Date of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the shareholders of Coventry in accordance with applicable law and the Coventry Organizational Documents.

                  (b) The Commission shall have declared the Form S-4 effective and such effectiveness shall not be the subject of any stop order or proceedings seeking a stop order.

                  (c) The shares of Newco Common Stock to be issued to the holders of Coventry Common Stock shall have been approved for listing on the NASDAQ NMS.

                  (d) The waiting period applicable to the consummation of the Exchange and Capital Contribution under the HSR Act shall have expired or been terminated.

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



                  (e) The applicable approvals and any applicable waiting periods under any laws, rules or regulations governing insurance and insurance companies, HMOs, PPOs, health care services plans, third party administrators or other managed health care organizations shall have been received, waived or terminated.

                  (f) All other consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained without the imposition of any condition or made, except for filings in connection with the Exchange and Capital Contribution and any other documents required to be filed after the Effective Time and except where the conditions imposed, individually or in the aggregate, would not result in, individually or in the aggregate, in a Coventry Material Adverse Effect, a Principal Material Adverse Effect, a Mutual Material Adverse Effect or a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Newco (a "Newco Material Adverse Effect") following the Effective Time.

                  (g) No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the related agreements or the consummation of the Exchange and the Capital Contribution; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Exchange and the Capital Contribution.

                  (h) Each of the parties to the Ancillary Agreements shall have executed and delivered a counterpart signature page to each such Ancillary Agreement to the other party or parties thereto and shall perform all such acts required to be performed thereby at or prior to the Closing.

         7.2 CONDITIONS TO OBLIGATION OF PRINCIPAL AND MUTUAL. The obligation of Principal to effect the Capital Contribution and of Principal and Mutual to enter into the Ancillary Agreements shall be subject to the fulfillment, or written waiver signed by a duly authorized officer of Principal, Holding and Mutual, at or prior to the Closing Date of the following conditions:

                  (a) Coventry and Newco shall have performed their respective agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Coventry and Newco contained in this Agreement and in any document delivered in connection herewith shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the non-performance of any agreement or covenant or the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth therein or applicable thereto) does not have, and is not likely to have, individually or in the aggregate, a Coventry Material Adverse Effect or a

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



Newco Material Adverse Effect; and Principal shall have received a certificate of the Chief Executive Officer of Coventry, dated the Closing Date, certifying to such effect.

                  (b) Coventry shall have obtained the Warburg Consent and a consent from each of the Persons from whom the failure to obtain a consent would cause a Coventry Material Adverse Effect.

                  (c) Coventry and each of the Coventry Subsidiaries shall have all Coventry Approvals necessary to the ownership of their property and to the operation of their respective businesses, which if violated or not obtained would not have a Coventry Material Adverse Effect.

                  (d) From the date of this Agreement through the Effective Time, there shall not have occurred any Coventry Material Adverse Effect.

                  (e) Principal shall have received an opinion of LeBouef, Lamb, Greene & MacRae, L.L.P., in form and substance satisfactory to Principal, dated as of the Effective Time, which opinion may be based upon appropriate representations of Principal, Newco and Coventry which are in form and substance reasonably satisfactory to such counsel, to the effect that, except with respect to the Newco Warrant, the Capital Contribution will be treated as a non-taxable exchange described in Section 351 of the Code and that, except with respect to the Newco Warrant, Newco, Principal and the Principal Subsidiaries will recognize no gain or loss for Federal income Tax purposes as a result of the consummation of the Capital Contribution.

                  (f) Principal shall have received a copy of the opinion referred to in Section 7.3(g) of this Agreement, which opinion shall be in form and substance reasonably satisfactory to Principal.

                  (g) Coventry shall have consummated the refinancing of its current credit facility with such lenders and upon such terms and conditions as shall be reasonably satisfactory to Principal, Holding and Mutual.

                  (h) Coventry shall not have received any notification, written or oral, from NASDAQ or the SEC to the effect that Coventry is in violation of any NASDAQ listing requirement.

                  (i) Coventry shall have caused Coventry Health to have entered into the Coinsurance Agreement.

         7.3 CONDITIONS TO OBLIGATION OF COVENTRY AND NEWCO. The obligations of Coventry and Newco to effect the Exchange and of Newco to enter into the Ancillary Agreements shall be subject to the fulfillment, or the written waiver signed by a duly authorized officer of Coventry, at or prior to the Closing Date of the following conditions:

                  (a) Mutual shall have performed its agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Mutual contained in this Agreement and in any document delivered in connection herewith shall be true and correct both when made and at and as of the Closing Date, as if made at

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



and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the non-performance of such agreements or covenants or the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth therein or applicable thereto) does not have, and is not likely to have, individually or in the aggregate, a Mutual Material Adverse Effect; and Coventry shall have received a certificate of a duly authorized officer of Mutual, dated the Closing Date, certifying to such effect.

                  (b) Principal shall have performed its agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Principal contained in this Agreement and in any document delivered in connection herewith shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the non-performance of such agreements or covenants or the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth herein or applicable thereto) does not have, and is not likely to have, individually or in the aggregate, a Principal Material Adverse Effect, and Coventry shall have received a certificate of the Chief Executive Officer of Principal, dated the Closing Date, certifying to such effect.

                  (c) Coventry shall have received from Ernst & Young, LLP "comfort" letters, in form and substance satisfactory to it, with respect to the procedures undertaken by them through a date which is not earlier than five business days prior to the dates specified in (i) and (ii) below relating to the financial statements of Principal and the Principal Subsidiaries contained in the Form S-4 and the other matters customarily included in comfort letters relating to transactions similar to the Exchange and Capital Contribution, (i) dated immediately prior to the date of mailing of the Proxy Statement/Prospectus, and (ii) dated immediately prior to the Effective Time, a bring down of the letter provided in subsection (i).

                  (d) From the date of this Agreement through the Effective Time, there shall not have occurred any Principal Material Adverse Effect or Mutual Material Adverse Effect.

                  (e) Principal and each of the Principal Subsidiaries have all Principal Approvals necessary to the ownership of their property and to the operation of their respective businesses, which if violated or not obtained would not have a Principal Material Adverse Effect.

                  (f) Principal and Mutual shall have obtained consent from each Person from whom the failure to obtain a consent to the transactions contemplated by this Agreement would have a Principal Material Adverse Effect.

                  (g) Coventry shall have received an opinion of Bass, Berry & Sims, P.C., in form and substance satisfactory to Coventry, dated as of the Effective Time, which opinion may be based upon appropriate representations of Newco and Coventry which are in form and substance reasonably satisfactory to such counsel, to the effect that the Exchange will be treated as a non-taxable exchange described in Section 351 of the Code and that Newco, Coventry and the Coventry shareholders

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



exchanging Coventry Common Stock will recognize no gain or loss for Federal income Tax purposes as a result of the consummation of the Exchange.

                  (h) Coventry shall have received a copy of the opinion referred to in Section 7.2(e) of this Agreement, which opinion shall be in form and substance reasonably satisfactory to Coventry.

                  (i) Mutual and each Principal Subsidiary which is a party to a PPO network access agreement with Mutual shall amend such PPO network access agreements, to be effective prior to the Closing Date, to provide for payment by Mutual of reasonable percentage of savings-based fees and consistent with those charged by competitive networks. Such amendments shall be subject to Coventry's prior consent, which shall not be unreasonably withheld.

                                       8.
                                   TERMINATION

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Exchange and Capital Contribution may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of Principal and Coventry, by the mutual consent of Coventry, Mutual and Principal.

         8.2 TERMINATION BY EITHER COVENTRY OR PRINCIPAL. This Agreement may be terminated and the Exchange and Capital Contribution may be abandoned by action of the Board of Directors of either Coventry, Mutual or Principal if (a) the Exchange and Capital Contribution shall not have been consummated by June 30, 1998, or (b) the approval of Coventry's shareholders required by Section 7.1(a) hereof shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all commercially reasonable efforts to remove such injunction, order or decree.

         8.3 TERMINATION BY PRINCIPAL. This Agreement may be terminated and the Capital Contribution may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of Coventry referred to in Section 6.1(a), by action of the Board of Directors of Principal or Mutual, if (a) there has been a breach by Coventry or Newco of any representation or warranty contained in this Agreement or in any document delivered in connection herewith (without giving effect to any limitation as to materiality set forth therein or applicable thereto) either when such representation or warranty was made or at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of any earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth therein or applicable thereto) does not have, and is not likely to have, individually or in the aggregate, a Coventry Material

Adverse Effect or a Newco Material Adverse Effect or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Coventry, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach, specifying in reasonable detail the nature of the breach, is given by Principal or Mutual to Coventry.

         8.4 TERMINATION BY COVENTRY. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Coventry referred to in Section 6.1(a) hereof, by action of the Board of Directors of Coventry, if (a) there has been a breach by Principal or Mutual of any representation or warranty contained in this Agreement or in any document delivered in connection herewith (without giving effect to any limitation as to materiality set forth therein or applicable thereto) either when such representation or warranty was made or at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of any earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth therein or applicable thereto) does not have, and is not likely to have, individually or in the aggregate, a Principal Material Adverse Effect, a Mutual Material Adverse Effect or a Newco Material Adverse Effect or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Principal or Mutual, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach, specifying in reasonable detail the nature of the breach, is given by Coventry to Principal.

         8.5 AUTOMATIC TERMINATION. This Agreement shall terminate without further action by the parties if, prior to the Effective Time, the Board of Directors of Coventry shall have exercised its rights under Section 6.1 to approve an unsolicited Acquisition Proposal or to withdraw its recommendation to Coventry's shareholders in support of transactions contemplated by this Agreement as a result of an unsolicited Acquisition Proposal.

         8.6      EFFECT OF TERMINATION AND ABANDONMENT.

                  (a) Upon termination of this Agreement pursuant to this
Article 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.6 and except for the provisions of Sections 6.10, 6.11, and 6.13. Moreover, in the event of termination of this Agreement by either party pursuant to Section 8.3(a) or (b) hereof or Section 8.4(a) or (b) hereof as a result of a willful breach of any representation, warranty or covenant by the other party, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                  (b) In the event this Agreement is terminated pursuant to
Section 8.5 hereof by Coventry's Board of Directors as a result of the withdrawal of its recommendation to Coventry's shareholders in support of the transactions contemplated by this Agreement due to, or the approval by Coventry's Board of Directors of, an unsolicited Acquisition Proposal, then the Potential Acquiror shall promptly pay (or if the Potential Acquiror fails to pay Coventry shall promptly pay) to Mutual

$20,000,000, which amount shall be due if regardless of whether or not the transaction contemplated by such unsolicited Acquisition Proposal shall be consummated.

         8.7 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or condi tions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                       9.
                               GENERAL PROVISIONS

         9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Exchange and Capital Contribution and shall not survive the Exchange and Capital Contribution; provided, however, that the agreements contained in Sections 1.3, 1.7, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.19, 6.20, 8.5, 8.6, and this Article
9 and the agreements delivered pursuant to this Agreement shall survive the Exchange and Capital Contribution.

         9.2 INDEMNIFICATION. From and after the Effective Time, Newco agrees to indemnify and hold harmless Mutual and Principal and each of their directors, officers, employees, agents, representatives and affiliates from the Assumed Liabilities and any and all losses, costs, claims, demands, expenses, fines and penalties (including, without limitation, attorneys fees), arising out of or caused by the Assumed Liabilities (whether or not arising prior to or following the Effective Time.) From and after the Effective Time, Mutual and Principal agree to indemnify and hold harmless Newco and each of its directors, officers, employees, agents, representatives and affiliates from the Excluded Liabilities and any and all losses, costs, claims, demands, expenses, fines and penalties (including, without limitation, attorneys fees), arising out of or caused by the Excluded Liabilities (whether or not arising prior to or following the Effective Time.)

         9.3 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Mutual or Holding:                                      If to Coventry or Newco:

         Mark Movic                                                    Dale Wolf
         Principal Mutual Life Insurance Company                       Coventry Health Care, Inc.
         711 High Street                                               53 Century Boulevard
         Des Moines, Iowa  50392                                       Nashville, Tennessee  37214
         Telecopy Number:  (515) 247-0130                              Telecopy Number:

         with a copy to:                                               with a copy to:

         Thomas M. Farah, Esq.                                         Bob F. Thompson, Esq.
         Epstein, Becker & Green, P.C.                                 Bass, Berry & Sims PLC
         1227 25th Street, N.W., Suite 700                             2700 First American Center
         Washington, D.C.  20037                                       Nashville, Tennessee  37238
         Telecopy Number:  (202) 296-2882                              Telecopy Number:  (615) 742-6298

                           and

         Karen E. Shaff, Esq.
         Principal Mutual Life Insurance Company
         711 High Street

         Des Moines, Iowa  50392
         Telecopy Number:  (515) 248-3019

         If to Principal:

         Kenneth J. Linde
         Principal Health Care, Inc.
         6705 Rockledge Drive
         Suite 100
         Bethesda, Maryland  20817
         Telecopy Number:

         with a copy to:

         Thomas M. Farah, Esq.
         Epstein, Becker & Green, P.C.
         1227 25th Street, N.W., Suite 700
         Washington, D.C.  20037
         Telecopy Number:  (202) 296-2882

                           and

         Robert J. Mrizek, Esq.
         Principal Health Care, Inc.
         6705 Rockledge Drive
         Suite 100
         Bethesda, MD  20817
         Telecopy Number:  (301) 493-0743

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         9.4 ASSIGNMENT, BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         9.5 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Principal Disclosure Schedule, the Coventry Disclosure Schedule and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         9.6 AMENDMENT. This Agreement may be amended by the parties hereto, by action authorized by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Exchange by the shareholders of Principal and Coventry, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its rules of conflict of laws.

         9.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         9.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         9.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         9.11 INCORPORATION OF EXHIBITS. The Principal Disclosure Schedule, the Coventry Disclosure Schedule and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         9.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.14 TERMS DEFINED. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"401(k) Plan" shall have the meaning set forth in Section 6.17 (a).

"401(k) Plan SERP" shall have the meaning set forth in Section 6.17 (a).

"Acquiring Person" shall have the meaning set forth in Section 3.25.

"Acquisition Proposal" shall have the meaning set forth in Section 6.1.

"Administrative Services Agreement" shall have the meaning set forth in Section 6.18(d).

"Agreement" shall have the meaning set forth in the Preamble.

"Ancillary Agreements" shall have the meaning set forth in Section 6.18.

"Applicable Environmental Law" shall have the meaning set forth in
Section 3.18(b).

"Assignment Agreement" shall have the meaning set forth in Section 1.5(a).

"Assumed Liabilities" shall have the meaning set forth in Section 1.5(b).

"Capital Contribution" shall have the meaning set forth in Section 1.5(a).

"Certificates" shall have the meaning set forth in Section 1.2(b).

"Closing" shall have the meaning set forth in Section 2.1.

"Closing Agreement" shall have the meaning set forth in Section 6.20(f)(iii).

"Closing Balance Sheet" shall have the meaning set forth in Section 6.19(c).

"Closing Date" shall have the meaning set forth in Section 2.1.

"Code" shall have the meaning set forth in the section entitled RECITALS.

"Coinsurance Agreement" shall have the meaning set forth in Section 1.6.

"Common Certificate" shall have the meaning set forth in Section 1.2(b).

"Convertible Notes" shall have the meaning set forth in Section 1.2(c).

"Defined Benefit Plan" shall have the meaning set forth in Section 6.17(a).

"Defined Benefit Plan SERP" shall have the meaning set forth in Section 6.17(a).

"Effective Time" shall have the meaning set forth in Section 2.2.

"Exchange" shall have the meaning set forth in Section 1.1.

"Exchange Agent" shall have the meaning set forth in Section 1.3(a).

"Exchange Fund" shall have the meaning set forth in Section 1.3(a).

"Exchange Ratio" shall have the meaning set forth in Section 1.1.

"Excluded Assets" shall have the meaning set forth in Section 1.5(a).

"Excluded Liabilities" shall have the meaning set forth in Section 1.5(b).

"First Boston" shall have the meaning set forth in Section 6.8.

"Form S-4" shall have the meaning set forth in Section 6.5.

"Franklin" shall have the meaning set forth in Section 1.2(c).

"GAAP" shall have the meaning set forth in Section 3.9(a).

"Governmental Entity" shall have the meaning set forth in Section 3.4.

"HMOs" shall have the meaning set forth in Section 3.5(a).

"Hazardous Substances" shall have the meaning set forth in Section 3.18(b).

"Holding" shall have the meaning set forth in Preamble.

"HSR Act" shall have the meaning set forth in Section 6.9.

"IBNR" shall have the meaning set forth in Section 3.9(d).

"IRS" shall mean the Internal Revenue Service.

"License Agreement" shall have the meaning set forth in Section 6.18(g).

"Marketing Agreement" shall have the meaning set forth in Section 6.18(h).

"MGCL" shall have the meaning set forth in Section 1.1.

"Mutual" shall have the meaning set forth in the Preamble.

"Mutual Approvals" shall have the meaning set forth in Section 5.5(b).

"Mutual Disclosure Schedule" shall have the meaning set forth in Section entitled REPRESENTATIONS AND WARRANTIES OF MUTUAL.

"Mutual DOI Reports" shall have the meaning set forth in Section 5.5(d).

"Mutual Government Contracts" shall have the meaning set forth in Section
5.5(c).

"Mutual Indemnity Agreements" shall have the meaning set forth in Section 1.6.

"Mutual Indemnity Business" shall have the meaning set forth in Section 1.6.

"Mutual Material Adverse Effect" shall have the meaning set forth in Section
5.11.

"NASDAQ" shall mean National Association of Securities Dealers Automated Quotation System.

"Net Worth Decrease" shall have the meaning set forth in Section 6.19(a).

"Newco" shall have the meaning set forth in the Preamble.

"Newco Common Stock" shall have the meaning set forth in Section 1.2(a).

"Newco Material Adverse Effect" shall have the meaning set forth in Section 7.1(f).

"Newco Preferred Stock" shall have the meaning set forth in Section 1.2(a).

"Newco Rights" shall have the meaning set forth in Section 1.2(a).

"Newco Rights Agreement" shall have the meaning set forth in Section 1.2(a).

"Newco Warrant" shall have the meaning set forth in Section 1.5(a).

"Objection Notice" shall have the meaning set forth in Section 6.19(c).

"Option Securities" shall have the meaning set forth in Section 1.5(a).

"PBGC"  shall have the meaning set forth in Section 3.15(d).

"PPOs"  shall have the meaning set forth in Section 3.5(a).

"Person" shall mean individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"Coventry" shall have the meaning set forth in the Preamble.

"Coventry Agreements" shall have the meaning set forth in Section 3.5(d).

"Coventry Approvals" shall have the meaning set forth in Section 3.5(b).

"Coventry Commitment" shall have the meaning set forth in Section 3.8.

"Coventry Common Stock" shall have the meaning set forth in Section 1.2(a).

"Coventry DOI Reports" shall have the meaning set forth in Section 3.5(f).

"Coventry Disclosure Schedule" shall have the meaning set forth in the section entitled REPRESENTATIONS AND WARRANTIES OF COVENTRY.

"Coventry ERISA Affiliate" shall have the meaning set forth in Section 3.15(h).

"Coventry Fairness Opinion" shall have the meaning set forth in Section 6.8.

"Coventry Government Contracts" shall have the meaning set forth in Section 3.5(e).

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



"Coventry Health" shall have the meaning set forth in the Preamble.

"Coventry Intellectual Property" shall have the meaning set forth in Section
3.16.

"Coventry Interim Financial Statements" shall have the meaning set forth in
Section 3.9(b).

"Coventry Key Agreements and Instruments" shall have the meaning set forth in
Section 3.7.

"Coventry Material Adverse Effect" shall have the meaning set forth in Section 3.27.

"Coventry Option" shall have the meaning set forth in Section 1.2(d).

"Coventry Organizational Documents" shall have the meaning set forth in Section 3.1(b).

"Coventry Pension Plan" shall have the meaning set forth in Section 3.15(a).

"Coventry Plans" shall have the meaning set forth in Section 3.15(a).

"Coventry Preferred Stock" shall have the meaning set forth in Section 1.2(a).

"Coventry Properties" shall have the meaning set forth in Section 3.18(a).

"Coventry Regulatory Statements" shall have the meaning set forth in Section 3.9(b).

"Coventry Reports of Examinations" shall have the meaning set forth in Section 3.5(h).

"Coventry Rights" shall have the meaning set forth in Section 1.2(a).

"Coventry Rights Plan" shall have the meaning set forth in Section 1.2(a).

"Coventry SEC Reports" shall mean, collectively, (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, as filed with the Commission,
(iii) proxy statements related to all meetings of its shareholders (whether annual or special) held since January 1, 1996, and (iv) all other reports filed with or registration statements declared effective by the Commission since January 1, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that Coventry was required to file with the Commission since that date.

"Coventry Stock Option Plans" shall have the meaning set forth in Section
1.2(d).

"Coventry Subsidiary" shall have the meaning set forth in Section 3.1(a).

"Coventry Subsidiary Organizational Documents" shall have the meaning set forth in Section 3.1(b).

"Coventry Warrant" shall have the meaning set forth in Section 1.2(d).

"Post-Acquisition Date Tax Period" shall have the meaning set forth in Section 6.20(f)(i).

"Potential Acquiror" shall have the meaning set forth in Section 6.1.

"Pre-Acquisition Date Tax Period" shall have the meaning set forth in Section 6.21(f)(ii).

"Preferred Certificate" shall have the meaning set forth in Section 1.2(b).

"Proxy Statement/Prospectus" shall have the meaning set forth in Section 6.5.

"Principal" shall have the meaning set forth in the Preamble.

"Principal Agreements" shall have the meaning set forth in Section 4.5(d).

"Principal Approvals" shall have the meaning set forth in Section 4.5(b).

"Principal Assets" shall have the meaning set forth in Section 1.5(a).

"Principal Comfort Letter" shall have the meaning set forth in Section 6.8.

"Principal Commitment" shall have the meaning set forth in Section 4.8.

"Principal Directors" shall have the meaning set forth in Section 6.14(a).

"Principal Disclosure Schedule" shall have the meaning set forth in the section entitled REPRESENTATIONS AND WARRANTIES OF PRINCIPAL.

"Principal DOI Reports" shall have the meaning set forth in Section 4.5(f).

"Principal ERISA Affiliate" shall have the meaning set forth in Section 4.15(h).

"Principal Financial Statement" shall have the meaning set forth in Section 4.9(a).

"Principal Government Contracts" shall have the meaning set forth in Section 4.5(e).

"Principal Intellectual Property" shall have the meaning set forth in Section 4.16.

"Principal Interim Financial Statements" shall have the meaning set forth in
Section 4.9(b).

"Principal Key Agreements and Instruments" shall have the meaning set forth in
Section 4.7.

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



"Principal Material Adverse Effect" shall have the meaning set forth in Section 4.25.

"Principal Organizational Documents" shall have the meaning set forth in Section 4.1(b).

"Principal Pension Plan" shall have the meaning set forth in Section 4.15(a).

"Principal Plans" shall have the meaning set forth in Section 4.15(a).

"Principal Properties" shall have the meaning set forth in Section 4.18(a).

"Principal Regulatory Statements" shall have the meaning set forth in Section 4.9(b).

"Principal Reports of Examinations" shall have the meaning set forth in Section 4.5(h).

"Principal Subsidiaries" shall have the meaning set forth in Section 1.5(a).

"Renewal Rights Agreement" shall have the meaning set forth in Section 6.18(b).

"Reserve Adjustment" shall have the meaning set forth in Section 6.19(a).

"Rights Agreement" shall have the meaning set forth in Section 1.2(a).

"Rights Amendment" shall have the meaning set forth in Section 6.18(a).

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" shall have the meaning set forth in Section 1.2(d).

"Service Agreement" shall have the meaning set forth in Section 6.18(d).

"Shareholders' Agreement" shall have the meaning set forth in Section 6.18(e).

"Straddle Period" shall have the meaning set forth in Section 6.20(c)

"Subsidiaries," when used with respect to any party means any corporation, partnership, joint venture or other legal entity or organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

"Superior Proposal" shall have the meaning set forth in 6.1.

"Tangible Net Value" shall have the meaning set forth in 6.19(b).

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



"Target Value" shall have the meaning set forth in 6.19(c).

"Tax Return" shall have the meaning set forth in Section 6.20(f)(vi).

"Tax Ruling" shall have the meaning set forth in Section 6.20(f)(v).

"Tax Benefit Agreement" shall have the meaning set forth in Section 6.18(f).

"Taxes" shall have the meaning set forth in Section 6.20(f)(iv).

"TBCA" shall have the meaning set forth in Section 1.1.

"Transition Agreement" shall have the meaning set forth in Section 6.18(c).

"Triggering Event" shall have the meaning set forth in Section 3.25.

"Warburg" shall have the meaning set forth in Section 1.2(c).

"Warburg Agreement" shall have the meaning set forth in Section 1.2(c).

"Welfare Plan" shall have the meaning set forth in Section 6.17(a).

         9.15 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

[Remainder of page intentionally left blank.  Signature page follows.]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                               COVENTRY CORPORATION

By: /s/ Shirley R. Smith              By: /s/ Allen F. Wise
   ------------------------------        --------------------------------------------
   Name: Shirley R. Smith                Name: Allen F. Wise
   Title: Secretary                      Title: President and Chief Executive Officer

ATTEST:                               COVENTRY HEALTH CARE, INC.

By: /s/ Shirley R. Smith              By: /s/ Dale B. Wolf
   ------------------------------        --------------------------------------------
   Name: Shirley R. Smith                Name: Dale B. Wolf
   Title: Secretary                      Title: President and Chief Executive Officer

                                      PRINCIPAL HEALTH CARE, INC.

                                      By: /s/ Kenneth J. Linde
                                         --------------------------------------------
                                         Name: Kenneth J. Linde
                                         Title: President and CEO

                                      PRINCIPAL HOLDING COMPANY

                                      By: /s/ David J. Drury
                                         --------------------------------------------
                                         Name: David J. Drury
                                         Title: Chairman and Chief Executive Officer

                                      PRINCIPAL MUTUAL LIFE INSURANCE
                                           COMPANY

                                      By: /s/ David J. Drury
                                         --------------------------------------------
                                         Name: David J. Drury
                                         Title: Chairman and Chief Executive Officer

                                       79